Exhibit 10.2

Chengdu Construction Project

Construction Contract

Project Name: Western Research and Development Production Base of Measurement Specialties Inc (also known as: MEAS West China R&D and Manufacturing Center)

Project Location: Chengdu Shuangliu Internet of Things Industrial Park

The Employer: Measurement Technology (Chengdu) Ltd.

The Contractor: China Huashi Enterprises Company Limited.

April, 2013

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Contents

Part I Agreement	5
I. Project overview	5
II. Contracting scope of the project	5
III. Contract period	6
IV. Quality standard	6
V. Contract price	6
VI Documents constituting the Contract	6
VII. Word implications	7
VIII. Contractor’s commitment	7
IX. Employer’s commitment	7
X. Effectiveness of Contract	7
Part II General Conditions	9
I. Word definitions and interpretations	9
1.1 Word definitions	9
1.2 Heading and Marginal Word	11
1.3 Written Form	12
II. Contract Document	12
2.4 Constitution of contract documents and interpretation priority	12
2.5 Languages and Applicable Laws & Regulations	12
2.6 Applicable Standards and Specifications	13
2.7 Drawings	13
2.8 Notification	14
III. Employer and Contractor	14
3.9 Employer	14
3.10 Contractor	15
IV. Project Managerial Personnel	16
4.11 Engineer	16
4.12 Project Manager	18
V. Assignment, Subcontracting and Designated Subcontracting	19
5.13 Assignment	19
5.14 Subcontracting and Designated Subcontracting	19
VI. Construction Preparation	21
6.15 Construction organization design and progress plan	21
6.16 Construction preparation	22
VII. Commencement, Suspension, Construction Period and Delay	24
7.17 Commencement and Delay	24
7.18 Construction Suspension and Resumption of Projects	25
7.19 Construction Period and Delay	26
VIII. Supply of Materials and Equipment	27
8.20 Materials and Equipment Supplied to be by the Employer	27
8.21 Procurement of Materials and Equipment by the Contractor	28
8.22 Inspection of Materials and Equipment	29

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IX. Construction Quality, Safety and Manner	30
9.23 Construction Quality and Inspection	30
9.24 Project Commissioning	32
9.25 Safe and Civilized Construction	33
9.26 Project Protection	36
X. Total Contract Price, Project Quantities Confirmation, and Project Funds Payment	36
10.27 Total Contract Price	36
10.28 Confirmation of project quantities	38
10.29 Project payment	39
XI. Change of Project	39
11.30 Change of the project	39
11.31 Determination of Price Modification	41
XII. Acceptance upon Project Acceptance and Settlement	43
12.32 Acceptance upon Project Completion	43
12.33 Settlement upon Project Completion	44
XIII. Default, Claim, and Dispute	45
13.34 Default	45
13.35 Claim	46
13.36 Disputes	48
XIV. Project Quality Defect Warranty	48
14.37 Project Quality Defect Warranty	48
XV. Force Majeure	49
15.38 Force Majeure	49
XVI. Insurance and Warranty (/guarantee)	50
16.39 Project Insurance	50
17.40 Project Guarantee	51
XVII. Taking Effect, Termination, and Cancellation of Contract	52
17.41 Taking Effect and Termination of Contract	52
17.42 Cancellation of Contract	52
17.43 Number of Contract Originals	53
17.44 Contract Record	54
Part III Special Conditions	54
I. Contract Documents	54
1.1 Constitution of contract documents and interpretation priority	54
1.2 Languages and Applicable Laws and Regulations	54
1.3 Applicable standards and specifications	54
1.4 Drawings and Technical Materials	55
1.5 Notification	55
II. Employer and Contractor	55
2.6 Employer	55
2.7 Contractor	56
III. Responsibilities and Authorities of the Project Management Staff	58
3.8 Engineer	58
3.9 Project Manager	58

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IV. Assignment, Subcontract and Designated Subcontract	58
4.10 Subcontracting	58
4.11 Designated Subcontract	59
V. Construction Preparation Work	59
5.12 Construction Organization Design and Progress Plan	59
5.13 Construction Site Preparation	60
VI. Commencement, Suspension, Construction Period and Delay	60
6.14 Construction Period and Delay	60
VII. Supply of materials and equipment	60
7.15 Materials and Equipment to be supplied by the Employer	60
7.16 Procurement of Materials and Equipment to be Purchased by the Contractor	61
7.17 Inspection of Materials and Equipment	61
VIII. Quality, Security and Civilized Construction	62
8.18 Project Quality and Inspection	62
IX. Contract Price, Project Quantities and Project Payment	62
9.19 Total contract price	62
9.20 Confirmation of project quantities	64
9.21 Project payment	64
X. Change of Project	64
10.22 The determination of the contract price alteration	64
XI. Completion Acceptance and Settlement	65
11.23 Acceptance upon Project Completion	65
XII. Default, Claim and Disputes	65
12.24 Default	65
12.25 Disputes	66
XIII. Force Majeure	66
13.26 Force Majeure	66
XIV. Insurance and Guarantee	66
14.27 Project Insurance	66
14.28 Project Guarantee	67
XV. Taking Effect, Termination, and Dissolution of Contract	67
15.29 Number of contract originals	67
67
Part IV. Project Quality Defect Warranty Certificate	68
Part V Supplemental Agreement	71
Part VI Safe and Civilized Construction Measure Expense Payment Agreement	74

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Part I Agreement

The Employer (Full Name): Measurement Technology (Chengdu) Ltd.

The Contractor (Full Name): China Huashi Enterprises Company Limited.

Pursuant to Contract Law of the People’s Republic of China and Construction Law of the People’s Republic of China and other relevant laws and regulations, and in the principle of equality, voluntariness, fairness and honesty, the Employer and Contractor hereto have reached an agreement and concluded the Contract for construction of the project through negotiations. The specific terms are as follows:

I. Project overview

Project Name: Western Research and Development Production Base of Measurement Specialties Inc (also known as: Sensor Research and Development Production Base of Measurement Specialties Inc)

Project Location: Chengdu Shuangliu Internet of Things Industrial Park

Project Scale and Characteristics: the total floor area is 17317.68m2, including a Class C workshop & associated buildings of frame structure and a Class A storehouse of frame structure.

Source of Funds: Self-financing by the Employer

II. Contracting scope of the project:

According to the construction drawings designed by Shenzhen General Institute of Architectural Design and Research Co., Ltd for Western Research and Development Production Base of Measurement Specialties Inc. (also known as: Sensor Research and Development Production Base of Measurement Specialties Inc.) (Be subject to V2.0 construction drawing issued on January 25, 2013 and modification/variation order prior to entering into the Contract) and relevant data issued by the Employer to the Contractor, it shall include all such works within the range of construction drawing as subgrade & foundation, major structure, decoration, door & window, roof & waterproof works, water supply & drainage, heating ventilation air conditioning, weak current, electrical works, fire protection, elevator, outdoor municipal works (including fence, municipal power access, municipal water supply & drainage, road within the fence and the interface part to the municipal road), industrial cooling water works of the building, tap water works of the building, and waste water treatment works of the building (excluding landscaping works, safety supervision equipment, steel structure plant works and secondary decoration works).

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III. Contract period

Commencement Date: Temporarily determined to commence on April 15, 2013 (based on the approved commencement report)

Completion Date: March 25, 2014

Total calendar days of contract period: 340 days.

IV. Quality standard

Quality standard of the project:

Comply with such national standards as Quality Standard of Project and Code for Construction and Acceptance of Project, and meet the requirements of qualification.

V. Contract price

Currency: RMB

Total Signed Contract Price (in words): thirty two million RMB Yuan (the project price that the Employer pays to the Contractor shall be subject to the settlement price.)

(in figures): 32,000,000 (the project price that the Employer pays to the Contractor shall be subject to the settlement price.)

VI Documents constituting the Contract

□   Agreement;

□   Approved quotation list or budget statement for bill of quantities (applicable to non-tender/bid projects);

□   Supplemental agreement;

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□   Special and supplemental conditions;

□   General conditions;

□   Standards, codes and relevant technical documents;

□   Drawings;

□   Written records and documents related to project variation of both Parties;

□   Notification related to the Employer or the Engineer and minutes of meeting signed by both Parties;

□   Relevant letters and data messages (including telegram, telex, fax, exchange of electronic data and e-mail) during construction of the Project.

VII. Word implications

The implications of words in the Agreement shall be the same to the definitions in the “general conditions” of the Contract.

VIII. Contractor’s commitment

The Contractor commits itself to the Employer to execute and complete construction as agreed in the Contract, assume responsibilities for project quality and defect warranty during Defect Warranty Period and perform all obligations stipulated in the Contract.

IX. Employer’s commitment

The Employer commits itself to the Contractor to pay the contract price and other payables at the time and in the methods agreed in the Contract and perform all obligations stipulated in the Contract.

X. Effectiveness of Contract

Signed on: April XX , 2013

Signed at: Chengdu, Sichuan

The Employer and the Contractor agree that the Contract will become effective from being signed and sealed with official seals by both Parties.

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The Employer: (seal):	The Contractor: (seal):

Legal Representative:	Legal Representative:

Entrusted Agent:	Entrusted Agent:

Tel.:	Tel:

Fax:	Fax:

Bank name:	Bank name:

Account No.:	Account No.:

Postcode:	Postcode:

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Part II General Conditions

I. Word definitions and interpretations

1	Word definitions

Word definitions	Terms and expressions shall have the meanings hereby assigned to them except as otherwise specified in the Special Conditions:

1.1      General Conditions refer to the clauses generally applicable to the construction of building projects and concluded as per laws, regulations and rules and construction requirements of building projects.

1.2      Special Conditions refer to the clauses agreed by the Employer and the Contractor through consultation in accordance with laws, regulations and rules and in combination of the specific project conditions, which are reification, supplementation or modification of general conditions.

1.3      Employer refers to the party stipulated in the Contract to perform the investment plan of the Project or other party assigned to take charge of the management of the Project and the legal successor acquiring the qualification, but does not means any assigns (otherwise agreed by the Contractor).

1.4      The Contractor refers to the party who, as stipulated in the Contract, undertakes the Project and has the construction qualification for corresponding works.

1.5      Subcontractor and Assigned Subcontractor refer to the party approved by the Employer and signing the Subcontract with the Contractor to undertake some works of the Project and having the construction qualification for corresponding works and the legal successors acquiring the qualification.

1.6      Employer’s Representative refers to the representative assigned by the Employer to execute the right and obligation stipulated in the Contract.

1.7      Engineer refers to the project managerial personnel assigned by the Employer during the execution of the Contract, who is stipulated in the special conditions of the Contract and whose specific duty is defined in corresponding conditions of the Contract by the Employer and the Contractor. For projects subject to supervision, the Engineer will be the Supervision Engineer, who is entrusted by the Employer to undertake project supervision and has obtained related qualification certificate for project supervision, while for those not subject to supervision, the Engineer will be the professional entrusted by the Employer.

1.8      Project Manager refers to the project managerial personnel assigned by the Contractor during the execution of the Contract and obtained the corresponding qualification, which is stipulated in the specific conditions of the Contract and represents the Contractor to perform the right and obligation stipulated in the Contract.

1.9      Designer refers to the party who is entrusted by the Employer to undertake project design and has obtained related qualification certificate for corresponding project, and the legal successor who has acquired corresponding qualification.

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1.10    Permanent Project refers to the permanent project to be implemented, which is stipulated in the Contract, including the equipment assigned in Clause 1.14.

1.11    Temporary Project refers to all temporary projects required for implementation and completion of the Project and during defect restoration, excluding the equipment of the Contractor assigned in Clause 1.15.

1.12    Project refers to the permanent project and the temporary project, or either one as per the actual conditions.

1.13    Single Project refers to an independent single project which is in the scope of the Project, is stipulated in the Contract or can produce profits separately.

1.14    Equipment refers to the machine, instrument and equipment which are to constitute or constitute a part of the permanent project.

1.15    Contractor’s Equipment refers to the machine, tool or material processed (or rented) by the Contractor and required for implementation & completion of the Project and defect restoration.

1.16    Employer’s Equipment refers to the machine, tool or material, stipulated in the Contract, provided by the Employer and required for implementation & completion of the Project and defect restoration.

1.17    Site refers to the place provided by the Employer for the project construction and other specific places to constitute a part of the site assigned by the Employer in the Contract.

1.18    Permanent Land Occupation refers to all lands subject to permanent occupation required for implementation of the Project.

1.19    Temporary Land Occupation refers to all lands subject to temporary occupation required for implementation of the Project, including the temporary branch, access road & temporary bridge used for construction, temporary access road at the site and land used for such temporary facilities as production & living facilities.

1.20    Contract Price refers to the price used for implementation and completion of the Project and defect restoration specified in award notification or stipulated by the Employer and the Contractor.

1.21    Additional Increased (Decreased) Contract Price refers to the contract price increased (decreased) by calculating contract price after being confirmed by the Employer under the circumstance that contract price needs to be increased (decreased) in the process of contract execution.

1.22    Cost refers to the expenses and expenditures that are not included in the Contract Price but shall be paid by the Employer or the Contractor.

1.23    Handover Certificate refers to the certificate stipulated in the Contract after completion of the single project or the project wit h single construction period under the Contract.

1.24    Commencement Date refers to the absolute or relative date when the Contractor commences the construction as stipulated in the Contract between the Employer and the Contractor.

1.25    Completion Date refers to the absolute or relative date when the Contractor completes the construction as stipulated in the Contract between the Employer and the Contractor.

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1.26    Actual Completion Date refers to the date when the Contractor completes the project construction and the acceptance upon completion of the project is passed.

1.27    Construction Period refers to the days from the commencement date to the completion date calculated by total calendar days (including legal holidays) as agreed in the Contract between the Employer and the Contractor.

1.28    Actual Construction Period refers to the days from the commencement date to the actual completion date calculated by total calendar days (including legal holidays).

1.29    Drawing refers to all design drawings, calculation sheets and technical data of similar nature provided by the Employer to the Contractor as per the agreement under the Contract, or all design drawings, calculation sheets and technical data of similar nature submitted by the Contractor and approved by the Engineer.

1.30    Standard/specification refers to technical standards/specifications and relevant modification or supplementation applicable to the Project stipulated in the Contract.

1.31    Bill of Quantities refers to the detailed list including project description, corresponding quantities and other items listed as per relevant calculation rules of project quantities and drawings.

1.32    Written Form refers to the form in which the contents of contract, agreement, letters, data messages (including telegram, telex, fax, exchange of electronic data and email) can be materially reflected.

1.33    Default Responsibilities refer to the responsibilities which shall be assumed by any party here to for failure to perform the obligations or for improper fulfillment of obligations under the Contract.

1.34    Claim refers to the requirements for economic compensation and/or extension of construction period, which is made by one party suffering actual loss due to the reasons of the other party other than itself in the process of contract execution.

1.35    Force Majeure refers to the objective conditions during the contract execution, which are unpredictable, inevitable and uncontrollable.

1.36    Hour or day: in case that the time is calculated by hour as per the Contract, it will be calculated from the hour (rest hour not deducted) when the event comes into effect; in case that the time is calculated by day, it will be calculated from the next day rather than the commencement day; In case the final day of time limit is rest day or other legal holidays, the next day of the rest day or holiday will be taken as the final day of the time limit (except the completion date). The deadline of the final day of the time limit is the 24 o’clock of that day.

1.37    Legal Holiday refers to each Saturday, Sunday and other national legal holidays.

2	Heading and Marginal Word

Heading and Marginal Word	2.1 The headings and marginal words of clauses in the Contract shall not be considered as the contract conditions or the contract itself, and shall not be taken into consideration in the interpretation and presumption of the contract conditions.

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3	Written Form

Written Form	3.1 Otherwise stipulated in the Contract, any notification and instruction issued or released by either party during execution of the Contract shall be in written form and shall be free from unreasonable liens or delay. In addition, the recipient shall sign the name and the receipt time on the return receipt.

II. Contract Document

4	Constitution of contract documents and interpretation priority

Constitution of contract documents and interpretation priority	4.1 Constitutions of contract document shall be an integral whole and shall be mutually interpretable and explicable. Except as otherwise specified in the Special Conditions, the documents composing the Agreement shall be interpreted in a priority sequence as follows:

(1)           Agreement;

(2)           Supplemental agreement

(3)           Special and supplemental conditions;

(4)           General conditions;

(5)           Standards, codes (/specification) and relevant technical documents;

(6)           Drawings;

(7)           Approved quotation list or budget statement for bill of quantities (applicable to non-tender/bid projects);

(8)           Written records and documents related to project variation of both Parties;

(9)           Notification related to the Employer or the Engineer and minutes of meeting signed by both Parties;

(10)         Relevant letters and data messages (including telegram, telex, fax, exchange of electronic data and e-mail) during construction of the Project.

Engineer’s Interpretation	4.2 In case of ambiguity or inconsistency of the contract document, the Engineer shall make relevant interpretation. In case of disagreement of the Engineer’s interpretation, it shall be settled as per the agreement for dispute in Article 36 of the General Conditions.

5	Languages and Applicable Laws & Regulations

Languages	5.1 Documents under the Agreement is written, interpreted and explained by Chinese language. In case more than two (including two) languages are used as agreed in the Special Conditions, Chinese language shall prevail in interpreting and explaining the Agreement.

Applicable laws and regulations	5.2 Laws, regulations and rules of the People’s Republic of China are applicable to the contract document. Laws, regulations and rules requiring specific expression shall be agreed in the Special Conditions between the Parties.

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6	Applicable Standards and Specifications

Applicable Standards and Specifications	6.1	Material, equipment and construction of the Project must comply with the requirements of current national, industrial and local (construction location) standards and specifications. In case of discrepancy between national, industrial and local (construction location) standards and specifications, it shall be subject to the one with strictest requirements.

Absence of Correspponding National Standards and Specifications	6.2	In case of absence of corresponding national standards and specifications, the Employer shall provide the Contractor with technical requirements for construction as per the time agreed in the Special Conditions, and the Contractor shall submit construction process as per the agreed time and requirements and perform the process upon the approval by the Employer. In case the Employer requires application of foreign standards and specifications, the titles of relevant foreign standards and specifications shall be shown in the Special Conditions and the Chinese translation versions shall be provided.

7	Drawings

Supply and Application of Drawings	7.1	The Employer shall provide the Contractor with drawings in numbers and at the date as agreed in the Special Conditions. If the Contractor needs additional numbers of drawings, the Employer shall copy for it at the Contractor’s expense. The Contractor shall keep a complete copy of drawings at the construction site for the convenience of the Engineer and related personnel during project inspection. The Contractor shall not provide the drawings to the third party irrelevant to the construction of the Project without the approval of the Employer.

Confidentiality Request	7.2	In case the Employer has special confidentiality request to the Project, it shall propose such request and non-disclosure period in the Special Conditions with related cost at the Employer’s expense. The Contractor shall perform confidentiality obligations during the agreed non-disclosure period.

Delay of Provision of Drawings	7.3	In case the Employer does not provide the drawings as per agreement, resulting in disturbance of construction plan and loss and/or delay of the construction period to the Contractor, the Employer shall compensate for the relevant loss of the Contractor and/or extend the delayed construction period.

Failure of Provision of Drawings by the Contractor	7.4	In case that the Employer does not provide the drawings as per agreement is caused since the Contractor fails to submit the drawings stipulated in the Contract or the drawings submitted have mistakes, the Contractor shall have no right to request the Employer to compensate loss and extend the construction period.

Temporary project Drawings	7.5	In case the Engineer considers it is necessary, the Contractor shall 2 design drawings of temporary project for approval or future reference.

Supplemental Drawings and Technical Data	7.6	The Employer or the Engineer shall be entitled to the Contractor the notice to deliver supplemental drawings and technical data required for proper construction, completion and defect restoration of the Project at any time, and the Contractor shall execute relevant instructions.

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8	Notification

Notification to the Contractor	8.1	All certificates, notifications or instructions delivered by the Employer or the Engineer to the Contractor, as per the contract terms, shall be sent or delivered by specially-assigned personnel to the address assigned in the Special Conditions of the Contract by the Contractor or any other address assigned by the Contractor for this purpose.

Notification to the Employer and the Engineer	8.2	All notifications delivered by the Contractor to the Employer or the Engineer, as per the contract terms, shall be sent or delivered by specially-assigned personnel to the address assigned in the Special Conditions of the Contract by the Employer or the Engineer or any other address assigned by the Employer or the Engineer for this purpose.

Rejection of Notification	8.3	In case one party refuses to sign for the other party’s notification, it shall be deemed that the notification has been delivered when the other party has delivered the notification to the address assigned in the Special Conditions in such modes as stipulated in the Special Conditions as express mail.

III. Employer and Contractor

9	Employer

The Employer’s Representative	9.1	The Employer shall assign relevant representative to represent the Employer to perform the right and obligation agreed in the Contract. The name of relevant representative shall be indicated in the Special Conditions. Such items as verification, approval, agreement and review required to be performed by the Employer, stipulated in the Contract, shall be subject to the signature and approval of the Employer or the Employer’s Representative. In case it is necessary to replace the Employer’s Representative, the Employer shall inform the Engineer and the Contractor at least 7 days in advance.

The Employer’s Obligation	9.2	The Employer shall perform all obligations stipulated in the Contract. The Employer shall pay the contract price and other payables at the time and in the methods agreed in the Contract to the Contractor and provide the Contractor with standards/specifications, drawings, materials, equipment, devices and others agreed in the Contract.

9.3	The Employer shall complete the following work as per terms agreed in the Special Conditions prior to the commencement of the Project and undertake relevant cost:

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The Employer’s Work	(1) Provide the Contractor with data on engineering geology and underground pipeline of Construction Site, and be responsible for the authenticity and accuracy of the data;

(2)        Handle the administrative examination and approval formalities which should be performed by the Employer;

(3)        Determine the bench mark and coordinate control point, carry out site delivery and acceptance and hand over to the Contractor;

(4)        Organize the Contractor and the Designer to carry out drawings audit and technical clarification;

(5)        Coordinate in protection of underground pipeline, adjoining buildings, structures (including preserved cultural relics), and ancient and precious trees surrounding the construction site;

(6)        Carry out other work falling into the Employer’s obligation agreed by the Employer and the Contractor in the Special Conditions.

The Employer’s Failure to Complete the Agreed Work	9.4	In case the Employer fails to fulfill all work stipulated under Clause 9.3, resulting in loss and/or delay of the construction period to the Contractor, the Employer shall compensate for the relevant loss of the Contractor and extend the delayed construction period.

10	Contractor

The Contractor’s Obligation	10.1	The Contractor shall perform all obligations stipulated in the Contract. The Contractor shall carry out the design stipulated in the Contract, organize the constriction well and complete the Project and relevant defect restoration on time. Hence, the Contractor shall provide all necessary supervision and administration, labor, material, devices, construction equipment, vehicles from/to the construction site, and all objects stipulated in or reasonably inferred from the Contract for execution of the Project.

10.2	The Contractor shall complete the following work as per the terms agreed in the Special Conditions:

The Contractor’s Work	(1)	For project of which the design is responsible by the Contractor, the Contractor shall complete the construction drawing design of the Project entrusted by the Employer within the allowable range of design qualification grade and business, and use them after the Engineer’s approval and the Employer’s verification with related cost at the Employer’s expense;
(2)	Be responsible for the safety and security work at the construction site and provide and maintain the lighting facilities and fences used for construction;
(3)	Provide the Employer and the Supervisor freely with 2 offices and 2 living houses and associated facilities at the construction site;

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(4)	Observe laws, regulations and rules on site traffic, environmental protection, construction noise, work safety and civilized construction, go through relevant procedures and inform the Engineer. The Contractor shall bear the cost incurred thereof.
(5)	Be responsible for protection of the completed works prior to delivery of the completed Project or a single project of the Project, and be responsible for repair of the damage occurred during protection period at his own expenses. In case the Employer requests the Contractor to take special protection measures, the Employer shall bear corresponding cost;
(6)	Carry out protection of underground pipeline, adjoining buildings, structures (including preserved cultural relics), and ancient and precious trees at the construction site;
(7)	Ensure that the sanity at the construction site conforms to relevant rules and regulations on environmental and sanitary management, clean up the construction site before delivery and bear the loss and penalty due to breach of relevant rules and regulations for reasons of his own;
(8)	Carry out other work falling into the Contractor’s obligation agreed by the Employer and the Contractor in the Special Conditions.

The Contractor’s Failure to Complete the Agreed Work	10.3	In case the Contractor fails to fulfill al work stipulated under Clause 10.2, resulting in loss of the Employer, the Contractor shall compensate for the relevant loss of the Employer.

IV. Project Managerial Personnel

11	Engineer

Engineer	11.1	The Employer shall assign the Engineer in the Special Conditions of the Project or inform the Contractor of the Engineer’s name prior to commencement. For those subject to project supervision, the Employer shall also inform the Contractor of the name of supervising unit and supervision contents in written form prior to commencement. Any instruction delivered by the Employer to the Contractor must be given by the Engineer. In case it is necessary to replace the Engineer, the Employer shall inform the Engineer in written form at least 7 days in advance.

Engineer’s Authority	11.2	The Engineer shall perform his duty agreed in the Contract, and exert the right stipulated or bound to be inferred in the Contract. Except those stipulated clearly in the Contract, the Engineer has no right to modify the Contract or release the Contractor of any duty and obligation stipulated in the Contract. Any action or omission occurred when the Engineer performs and execute the authority shall not release the Contractor of any duty and obligation stipulated in the Contract.

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Engineer’s Authority Limitation	11.3	The Engineer shall obtain the Employer’s approval when exerting the following authorities:

☐.	Give commencement order, shutdown order and resumption order;
☐.	Propose suggestions for the Designer or the Contractor;
☐.	Carry out alternation in form, quantities, quality, price and contents related to the Project;
☐.	Alter the Contractor’s duty and obligation stipulated in the Contract;
☐.	Propose or approve relevant claims;
☐.	Issue project fund payment certificate;
☐.	Perform other right required to obtain the Employer’s approval stipulated clearly in the Contract Conditions;
☐.	Perform other right required to obtain the Employer’s approval stipulated clearly in the Special Conditions.

Emergency Conditions	11.4	The engineer can exert the right stipulated in Clause 11.3 first and then make a written report to the Employer within 24 hours under the circumstances that it will not release the Contractor of any duty and obligation stipulated in the Contract, in case the Engineer considers it is the emergency endangering the personal safety and property and is subject to immediate influence on the work safety, and it is impossible to report the condition to the Engineer in advance.

Entrustment of Engineer’s Authority	11.5	The Engineer can authorize any duty and right to the Engineer Representative (except the authority which must be performed by the Engineer assigned by the Employer or as per relevant provisions at any time), and can also withdraw any authority authorized to the Engineer Representative at any time. The Engineer shall inform the Employer and the Contractor of any such authorization and withdrawal 7 days in advance. Relevant authorization or withdrawal shall be invalid before deliver relevant copy of document to the Contractor. The Engineer Representative shall be responsible for the Project and perform and exert the duty and right authorized by the Engineer. That the Engineer Representative performs the authority within authorized range shall be deemed to that performed by the Engineer.

Engineer’s Instruction	11.6	The Engineer shall provide the Contractor with necessary instructions in time as per the terms stipulated in the Contract. Instructions given by the Engineer shall be submitted to the Project Manager in written form after signed by the Engineer, and they will go into effect when the Project Manager signs his name and time of receiving date on the return receipt. The Engineer may give oral instruction when necessary and confirm it in written form within 48 hours. The Contractor shall execute the Engineer’s oral instruction. The Contractor shall advance written confirmation request within 7 days after the Engineer gives the oral instruction, in case the Contractor does not receive the written confirmation of the Engineer after the oral instruction is given for 48 hours. The Engineer shall give response to the Contractor’s written confirmation request within 48 hours, and the oral instruction shall be deemed as confirmed if the Engineer gives no response within 48 hours after the Contractor submits such request. If the Contractor regards the Engineer’s instruction being irrational, he shall submit a report to the Employer and the Engineer within 24 hours after he receives such instruction. The Employer and the Engineer shall make the decision to modify the instruction or perform the original instruction within 24 hours after he receives the Contractor’s report, and inform the Contractor.

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Engineer’s Failure to Fullfil the Obligation and Error	11.7	The Engineer shall provide the Contractor with necessary instructions in time as per the terms stipulated in the Contract with the approval of the Employer. The Engineer shall approve and perform other obligations agreed.

11.8	The Engineer shall take into consideration of various conditions, perform the right to make decision as per the actual condition, make judgment practically and fairly as per the provisions of the contract conditions when performing or exerting the authority or handling items involved in the Employer’s and the Contractor’s right and obligation. In case the improper conditions are detected, the Engineer shall be responsible for relevant modification.

12	Project Manager

Project Manager	12.1	The Contractor shall appoint the Project Manager, and authorized him to perform the rights and obligations under this Contract on behalf of the Contractor. The candidate for the Project Manager shall be proposed by the Contractor, and shall be determined in the special conditions upon the consent of the Employer. The Contractor shall submit the name of the Project Manager and details to the Engineer and Employer before the commencement.

Signature of Projet Manager	12.2	All documents released by the Contractor based on this Contract (including all notices to the Employer or Engineer) shall be released in writing by the Project Manager after signing.

Replacement of Project Manager	12.3	The Contractor shall ensure that the qualifications of the appointed Project Manager shall be consistent with the commitments in the tendering documents, and ensure the Project Manager shall work in his/her capacity in time to ensure that the project management team is steadily working during the construction. If the qualifications of the appointed Project Manager are inconsistent with the commitments in the tendering documents or the Project Manager and the bidding documents appointed commitments inconsistent or Project Manager is not in place in time, the Employer can make the corresponding punishment against the Contractor in accordance with stipulations in the special conditions. If the Contractor needs to replace the Project Manager, it shall notify the Engineer in writing at least 7 days in advance and report to the Employer for approval. Without the consent of the Employer, the Contractor shall not change the Project Manager. If the Employer requires the replacement of the Project Manager, the Contractor shall unconditionally replace the Project Manager within 7 days after receiving the Employer's notice.

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Organzation of Construction by Project Manager	12.4	The Project Manager shall reasonably organize the construction organization design (construction program) approved by the Employer and Engineer, projects progress plan and the Engineer’s order. In the event of any emergencies where personal, property and engineering safety is endangered and the Engineer cannot be reached, the Project Manager shall take the emergency measures to ensure the personal life, engineering and property safety, and shall render the reports to the Engineer and Employer within 48 hours after the measures are taken. The Project Manager must be resident on the site to ensure the project proceeds smoothly.

V. Assignment, Subcontracting and Designated Subcontracting

13	Assignment

Assignment	13.1	The Contractor shall not assign this Contract or any part thereof to any other entity or individual.

14	Subcontracting and Designated Subcontracting

Subcontracting	14.1	The project subcontracting shall follow the provisions of the relevant laws and regulations. The Employer and the Contractor can specify the subcontracted project and subcontractor's name in the special conditions. If the subcontracted project proposed by the Contractor is not identified in the special conditions, it shall be reported to the Engineer for examination and to the Employer for approval. If the Contractor subcontracts some of the projects in the contracted scope, it shall not relieve the Contractor from any responsibility or obligation under this Contract. The Contractor shall purchase materials according to the standards stipulated in this Contract, and the above provisions contained in this paragraph can be neglected in case of the non-subcontracted project, but such project shall be reported to the Engineer for filing, and the Engineer and the Employer have the right to review.

Construction Qualification	14.2	If the Contractor has no construction qualification for the certain professional projects, the Contractor must subcontract this professional project according to Paragraph 14.1, and the Subcontractor must have the qualifications for undertaking such projects.

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Subcontractor’s Materials	14.3	The Contractor has the obligation to provide all data about the Subcontractor who has already subcontracted or intends to subcontract the project to the Employer and Engineer.

Subcontracting Project Payment	14.4	The Contractor and the Subcontractor shall sign a subcontract. The price of subcontracted projects shall be settled by the Contractor and the Subcontractor. The Employer shall not make any engineering payment in any form to the Subcontractor without the consent of the Contractor.

Re-subcontracting	14.5	The Contractor shall not divide the entire project into segments for subcontracting. The Contractor shall prohibit the Subcontractor from re-subcontracting any part of the subcontracted project.

14.6	The Employer can appoint a subcontractor for the professional project within the work scope of the Contractor.

14.6.1      14.6.1 After the Employer provides the contract commitment of the designated subcontractor to the Contractor; the Contractor must enter into the subcontracted project contract with the designated Subcontractor concerning the cost agreed in the commitments and the responsibilities of all parties within fifteen (15) days. If, due to the Contractor’s reason, the subcontracted project contract is not signed in time, which invalidates the previous cost commitment by the designated Subcontractor or hinders the designated Subcontractor’s mobilization, all the adverse consequences shall be borne by the Contractor. If the Subcontractor designated by the Employer fails to conclude the subcontracting contract with the Contractor due to its own reasons, all the losses incurred shall be borne by the Employer, and the delayed period thereof shall be prolonged accordingly. However, the Contractor must send the details to the Employer in time, which shall be coordinated and settled by the Employer; otherwise, the Contractor shall bear all the responsibility for the postponed project.

14.6.2      For the Subcontractor’s subcontracted project designed by the Employer, the Employer shall not make any general contracting expenses, and the Contractor shall not charge any other fees. The total general contracting price already includes the management fees, cooperation expenses, all taxes needed for issuing the project invoice of the designated subcontracted project as well as the Contractor’s profit and other related expenses.

14.6.3      After the Contractor signs the subcontracting contract with the designated Subcontractor, the Employer and designated Subcontractor have no direct contact relationship. The designated Subcontractor shall be responsible to the Contractor, and the Contractor shall be responsible to the Employer. The Contractor shall bear all responsibilities for the designated Subcontractor's any breach of contract, work safety accident or any project damage caused by negligence or other losses incurred to the Employer.

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14.6.4      The Contractor shall declare the progress of the designated subcontracted project and settlement to the Employer, and the Contractor and designated Subcontractor shall settle the payment. After the Contractor obtains the payment for the actual finished projects from the Employer, the Contractor shall directly pay the agreed all expenses in the payment commitments to the designated Subcontractor. If the Contractor delays the payment or refuses the payment without the reasonable reason, the Employer is entitled to deduct the project payment to the Contractor, which shall be made to the designated Subcontractor, and the resulting damages and losses caused by the delayed progress shall be borne by the Contractor.

VI.	Construction Preparation

15	Construction organization design and progress plan

Construction Organization Design and Progress Plan	15.1	The Contractor shall prepare the construction organization design and progress plan for the single project as agreed in the Project and special conditions.

Submission and Confirmation of Construction Organization Design and Progress Plan	15.2	The Contractor shall submit the construction organization design and progress plan to the Employer and Engineer according to the time and requirements stipulated in special conditions (or within 14 days after the Contractor receives the single project drawings agreed in the Project or the special conditions if there is no specific time requirement in the special conditions). The Employer and Engineer shall, according to the agreed time in the special conditions of this Contract (or within 14 days after the Engineer receives the construction organization design and progress plan if the special conditions have no specific time requirement), confirms or propose the amendment opinions; otherwise, it shall be deemed as consenting such design and plan. If the Employer and Engineer proposes any reasonable amendment suggestions within the specified time, the Contractor shall submit the modified construction organization design and progress plan as per the time or requirements agreed in the special conditions based on the suggestions (or within seven days after the Contractor receives the amendment suggestions if the special conditions have no specific time) for the approval by the Engineer before implementation.

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Requirements for Progress Plan	15.3	The progress plan shall be prepared in accordance with the two methods, the key line network chart and main work Gantt chart, and shall include the work quantity and progress that is estimated to have been completed each month, in order to reflect the overlapping relationship between all construction sections or processes, construction period as well as dates of commencement and completion.

Construction as per Progress Plan	15.4	The Contractor must carry out the construction according to the progress plan approved by the Employer and Engineer and receive the inspection and supervision of the Employer and Engineer on the progress.

Modification and Improvement of Progress Plan	15.5	If the Employer or the Engineer believes that the actual progress of the project does not meet the confirmed project progress, the Contractor shall immediately revise the progress plan and put forward the corrective actions according to the requirements of the Employer and Engineer, and shall submit the action to the Employer and Engineer for approval. The modified progress plan shall not relieve the Contractor from any liability and contractual obligations under this Contract, and shall still ensure that the Project shall be completed within the time as agreed in this Contract. If the actual progress is inconsistent with the progress plan due to the reason of the Contractor, the Contractor shall not claim any payment for the corrective action.

Submission of Project	15.6	The Contractor shall send the plan of the project expenditure payable to the Contractor under this Contract to the Engineer together with the progress plan, for the Engineer's reference at any time. If required by the Engineer, the Contractor shall also submit the revised project expenditure plan.

Not Discharging the Contractor from Responsibilities and Obligations	15.7	The Contractor shall submit the above construction organization design, progress plan and instructions and project expenditure plan to the Engineer for approval, and the Contractor shall not be relieved from any liability or obligation of this Contract accordingly.

16	Construction preparation

Site Operation and Construction Methods	16.1	The Contractor shall be responsible for the adaptability, soundness and safety of all site operations and construction methods. If any specified part or all permanent projects shall be designed by the Contractor as explicitly specified by this Contract, the Contractor shall bear all responsibilities for the designed permanent projects regardless of the approval by the Engineer.

Error in the Contract Documents	16.2	When the Contractor looks up in the contract documents or during the implementation of the Project, the Contractor shall be responsible for reviewing the drawings, specifications or other information. If there is any error, omission or defect found, the Employer and Engineer shall be notified in writing in time before the commencement of the project, and the Employer and Engineer shall, upon receiving notice from the Contractor, shall immediately make decisions. If the Contractor fails to find the error that should have been found and causes any loss to the Employer, the Contractor shall bear the liability of compensation.

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Investigation Data	16.3	The Contractor, before signing this Contract, shall study and analyze the hydrological, geological and meteorological data provided by the Employer. The Contractor shall be responsible for the understanding, judgment and application of such data.

Field Investigation	16.4	Before the Contractor signs this contract, it shall be deemed as having studied and investigated the site and surroundings, already known about existing accesses to the site other traffic conditions, land, conditions and nature of the land, danger of the damaged property, nature of excavated materials, projects needed for the Project, nature of materials, needed living and accommodation conditions, as well as all the data about the influences on the contract signing or the construction work of the Project. The Contractor shall not claim against the Employer due to the inadequate knowledge about the above items, or request freeing its responsibility under this Contract.

Unfavorable Outside Barriers or Conditions	16.5	During the construction, in the event of any outside barrier or condition that is unforeseeable other than climatic conditions of the site, causing any damage to the Contractor and/or postponing the progress, the Employer shall extend the delayed period if it is the fault of the Employer.

Expressed Unfavorable Barriers or Conditions	16.6	In determining loss and (or) delayed time, consideration shall be given to the relevant instructions of the Engineer to the Contractor, as well as the Contractor’s measures acceptable to the Engineer when there is any specific instruction from the Engineer. However, for the adverse outside barriers or conditions explicitly expressed in this Contract, it shall be deemed that the Contractor has already foreseen the impacts and have included in the contract all the possible expenses thereof. If this Contract has not clearly pointed out the unfavorable outside barriers or conditions, the Engineer has notified the Contractor of the possible occurrence but the Contractor fails to take effective measures, the Contractor shall be responsible for all resulting consequences.

Underground Structure	16.7	Before the Contractor signs this Contract, it shall make further investigation and understanding knowledge about the existing underground structures on the site after investigating the design data and materials provided by the Employer, in order to obtain all information about the influences on the construction, and make full consideration during the construction organization design and progress plan.

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Construction Setting-out	16.8	The Employer shall provide the Contractor with the original reference point, baseline and base level needed for the project constriction and shall be responsible for the authenticity, and the Contractor shall make efforts to verify their accuracy before setting-out and protect all reference points, stakes and other relevant signs. The Contractor shall, according to the reference above, correct any errors in the project location, elevation, size or alignment, and provide a variety of related instruments, equipment and personnel required. The Engineer’s review of setting-out, alignment or level shall not reduce or relieve the Contractor of its responsibility for the accuracy.

Provision of Land	16.9	The Employer shall provide the construction site to the Contractor as per the special conditions, so that the Contractor can carry out the construction of the Project. If the Employer fails to provide the construction land as agreed, giving rising to the impact on the progress of the Project or any part hereof, the Employer shall compensate the Contractor or prolong the construction period for any losses to the Contractor and (or) delay in the construction period.

Rental of Temporary Land	16.11	The project land within the red line can be provided to the Contractor as the temporary construction land free of charge upon the approval of the Employer without affecting the construction.

For the Project Only	16.12	All the Contractor’s equipment, temporary projects and materials provided for the Project shall be deemed as for the use of the Project only once they are transported to the site. Except transferring the above items within the site, the Contractor must not transfer any or all of the above items out of the site unless the Employer or Engineer agrees.

VII.	Commencement, Suspension, Construction Period and Delay

17	Commencement and Delay

Commencement of the Project	17.1	The Engineer shall issue the notice of commencement to the Contractor at least seven days before the date of commencement agreed in this Contract; the Contractor shall start the construction of the Project as per the date of commencement specified in this Contract.

Commencement Delay Caused by Contractor	17.2	If the Contractor cannot commence the work due to its own reason, it shall clarify the request and reason for the extension to the Engineer at least 7 days before the commencement date agreed in this Contract. The Engineer, within 48 hours after receiving the request for commencement extension, shall make a confirmation, and respond to the Contractor after getting the approval of the Employer. If the Employer agrees with the extension or fails to give the response within the specified time, the commencement shall be postponed and the construction period shall be extended accordingly. If the Contractor disagrees with the extension or the Contractor fails to suggest the extension within the specified time, the commencement date shall not be postponed and the construction period shall not be extended accordingly.

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Commencement Delay Caused by the Employer	17.3	If the Contractor cannot start the work by the commencement date stipulated in this Contract because of the Employer’s reasons, the Engineer shall notify the Contractor in writing, postpone the date of commencement and extend the construction period accordingly. If any damage or loss is incurred to the Contractor due to the postponed commencement, the Employer shall indemnify the Contractor for the losses.

18	Construction Suspension and Resumption of Projects

Suspension of Construction	18.1	If the Engineer considers it necessary to suspend the construction, he may issue an order to the Contractor, so that the Contractor can suspend a part or all of the projects, and put forward written opinions within 48 hours after the order. The Contractor shall follow the instructions from the Engineer to suspend the construction of part or all of the projects. During the suspension period, the Contractor shall properly protect the Project or any part of the Project, and guarantee its security.

Construction Suspension Caused by Contractor	18.2	The Employer shall not compensate for the construction suspension caused by the following reasons in terms of expense increase and (or) delay:

(1)	Necessary suspension caused by any error or default of the Contractor, or under the responsibility of the Contractor;

(2)	Any suspension for the Contractor to reasonably deploy the construction of the Project, or to take necessary technical measures for the safety of the Project and any part hereof;
(3)	Necessary suspension caused by the climatic conditions of the site, so that the construction period may be extended; but the Contractor shall not extend the total construction period by this reason.

Suspension Caused by the Employer or Engineer	18.3	If the suspension is caused by the act or fault of the Employer or Engineer, the Employer shall postpone the construction period accordingly when the loss is incurred to the Contractor and (or) construction period is delayed.

Suspension of construction that lasts more than 30 days	18.4	If the Contractor suspends all the construction projects of the Project according to the instructions from the Engineer and the Engineer does not issue the Order of Resumption within 30 days since the date of suspension, the Contractor can issue the writing notice to the Engineer when such suspension is not in the scope of Paragraph 18.2, suggesting the suspended projects be resumed within 14 days after the receipt of this notice. Without such permission in the above period, the Contractor can make the following choice if the Employer has no justified reasons (but not required):

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⑴.   When the suspension affects only a part of the Project, the Contractor shall have the right to cancel such part of the project from this Contract, and at the same time inform the Employer;

⑵.   When such suspension affects the Project as a whole, the Contractor shall have the right to deem it as a default event according to Clause 34 of the general conditions, and terminate the contracting of this Contract.

(3)   This clause does not apply if the suspension is caused by the Contractor’s reason or both parties have any dispute.

Resumption of work	18.5	After the Engineer issues the Order of Resumption, the Contractor and Engineer shall jointly inspect the projects, production equipment and materials which are affected by the suspension. The Contractor shall be responsible for repairing any defects or damage or deterioration of the projects, equipment or materials during the suspension.

19	Construction Period and Delay

19.1	The construction project or any sub-project must be completed within the periods or each period specified by the Contract, or within the extended period as specified in 19.2.

Construction Delay	19.2	Extensions should be made for the construction schedule in case of construction delays due to the following reasons:
⑴.	The Employer fails to provide necessary drawings and conditions as agreed without proper reason;
⑵.	The project unable to be proceeded due to the Employer’s failure to pay the advanced payment or progress payment at the scheduled date without proper reason;
⑶.	The project unable to be proceeded due to the Engineer’s failure to provide necessary instructions and approvals as agreed;
⑷.	Change of the Project;
⑸.	Construction delayed due to force majeure;
⑹	Other extensions specified by the contract or approved by the Employer.

Restrictions on Time of Work	19.3	The construction work of the Contractor conducted at night or in national holidays must be approved by the Employer and the Engineer in advance, as well as other approvals from local authority according to the local laws and regulations. Necessary works for the sake of life-saving, asset protect or concerned with construction safety and quality are allowed to be conducted without the approvals of the Employer and the Engineer in advance. In that case the Contractor must report its works to the Employer and the Engineer within 8 hours after the occurrence of the incident.

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Compensations for Extensions	19.4	The contractor will be held responsible for the breach of the Contract for its failure to complete the construction project as scheduled in 19.1, or to complete any sub-project within the corresponding schedule, due to its own problem, and should make compensations for the delay as per the specific terms of compensation. And the payment of delay compensation should not exempt the Contractor from any of its responsibilities or obligations specified by the Contract. The delay time is calculated by the delayed time (days) deducted with the approved time of extension (days) (i.e. Time of Extension=Actual Construction Period – Scheduled Time – Approved Schedule Extension).

VIII.	Supply of Materials and Equipment

20	Materials and Equipment Supplied to be by the Employer

The Employer shall supply the material and equipment.	20.1	The materials and equipment supplied by the Employer should be specified by a special list covered by a special term. The list should cover the types, specifications, models, quantities, unit prices, quality levels of the materials and equipment supplied by the Employer, as well as the time and place of delivery. The Employer should provide the Contractor the materials and equipment specified by the list, along with their quality certificates. The Employer is responsible for the quality of its materials and equipment. The Employer should notify the Contractor 24 hours before delivery of its materials and equipment, to allow the acceptance be made under the surveillance of Engineers from both parties, and the delivered materials and equipment docked by the manner to the place specified by the Contractor.

Contractor’s Duty of Storage Keeping	20.2	The Contractor is responsible for the storage of the materials and equipment supplied by the Employer after the handover, with the costs of storage paid by the latter. Any loss or damage of the materials and equipment caused by the Contractor should be compensated by its own. The Contractor should not be held responsible for the storage of the materials and equipment in case the Employer fails to notify its acceptance handover as per 20.1, with any cost of loss or damage covered by the Employer during that course.

Responsibilities of Employer	20.3	The Employer is responsible for the case of inconformity among the materials and equipment it provides with those specified by the list, such as:

(1)	The difference of the unit price should be covered by the Employer;
(2)	The Contractor can refuse to accept or keep the materials and equipment with their types, specifications, models or quality levels mismatched, and have the Employer ship them out for repurchasing;
(3)	The materials with mismatched specifications or models can be replaced by the Contractor by the approval of the Employer, with the replacement costs covered by the former;

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(4)	The materials and equipment delivered at the wrong place should be transported to the right place by the Employer as per the list;
(5)	The quantity shortage of the supplied materials and equipment should be made up by the Employer, while the surplus should be shipped out from the site by the Employer.
(6)	The storage cost of the Contractor for the materials and equipment delivered to early should be covered by the Employer; while the construction delay and damage to the Contractor due to the overdue delivery should be compensated by the Employer, with necessary extensions made for such delay.

Settlement method:	20.4	The means of settlement for the materials and equipment supplied by the Employer should be settled in the supplementary agreement between the Employer and the Contractor.

21	Procurement of Materials and Equipment by the Contractor

Procurement of Materials and Equipment by the Contractor	21.1	The materials and equipment purchased by the Employer should be matched with the relevant designs, specifications/standards and Special conditions, and provided along with their quality certificates. The Employer should be responsible for the quality of the materials and the equipment. The Contractor should be notified 24 hours before delivery by the Employer to allow the acceptance be made under the surveillance of engineers from both parties.

Responsibilities of Contractor	21.2	The materials and equipment purchased by the Contractor that mismatch with the relevant design, standards/specifications and Special conditions should be shipped out from the site by the Contractor by the time specified by the Employer or the Engineer, for it to repurchase the matched ones; the costs brought about by the repurchasing should be covered by the Contractor, and no extension should be made for the construction delay caused by such mismatches. The materials and equipment used by the Contractor against the relevant design, standards/specifications and Special conditions should be repaired, demolished or repurchased by it as per the constructions of the Engineer; the costs brought about by the repair, demolishing or repurchasing should be covered by the Contractor, and no extension should be made for the construction delay caused by such mismatches.

Contractor’s Failure to Implement Instructions	21.3	The employer has the right to hire others to implement its constructions specified in 21.2 in case the Contractor fails to implement them, with all the hiring costs covered by the employer itself. All other fees and collateral costs should be born by the Contractor, which should be recollected by the Employer directly, or be paid by retaining from any payment to the Contractor.

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Substitute Materials	21.4	Applications must be made for the use of substitute material by the Contractor to the Engineer, Substitute materials are allowed to be used by the Contractor after applying to the Engineer of such substitutions, which should be reported to the Employer for approval, with all the increment or deductions of the contract price and cost settled by the Contractor and the Employer in writing forms.

Cargo transportation	21.5	The Contractor is responsible for the package, transportation, receiving, handling, storage and protection of the materials and equipment it purchases, and should bear the civil and/or criminal responsibilities brought about by the transportation of its goods.

Authority of Specifications	21.6	The Employer has the right to specify the brand, grade, manufacturer or distributor of the materials and equipment purchased by the Contractor. All materials (including finished and semi-finished products) to be part of the permanent project should be the qualified brand-new products meeting the requirements and regulations of construction quality management and approved by the Engineer and the Employer.1) Before ordering and processing such materials, the Contractor must apply for the approvals of the supervising engineer and the Employer, and provide samples and user‘s introductions for such materials if necessary.2) No substitute materials should be used without approvals from of designer, supervising engineer and the owner.3) The acknowledgement of the supervising engineer on the source and inspected quality of the material cannot be interpreted as the acceptance to the whole batch of materials, and the supervising engineer is rightful to reject such materials at any time.4) The Contractor should bring in at least 3 candidates of good fame for the supply of major materials and equipments like goods concrete, brickworks, decorations and equipments, which will be allowed for site deployment after jointly approved by the designer, supervising engineer and the Employer.

21.7	Before decorating constructions, the Contractor should make samples of the decorations for mothball after inspections by both parties for the reference of material supply and acceptance inspections.

22	Inspection of Materials and Equipment

Inspections of Materials and Equipment	22.1	Samples should be made on all materials and equipment by the Contractor under the surveillance of the Engineer as per the pertinent laws, regulations, codes, specifications and the Contract before construction, and submitted to the qualified institutes for inspections; those failing the inspections should not be used in construction.

Inspection Items	22.2	The time and place, method, frequency and items of inspections should be proposed by the Contractor according to the pertinent laws, regulations, codes, standards, specifications and the Contract to the Employer and the Engineer for approval before implementation.

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Inspection Costs	22.3	Unless otherwise specified by Special conditions, all costs brought about by the inspections on the materials and equipment supplied by the Employer should be born by the Employer, and those of the equipment and materials supplied by the Contractor should be covered by the Contractor.

Supplementary Inspections	22.4	It is right for the Employer or the Engineer to demand further tests on the materials and equipment. The costs for the further test of the materials and equipment supplied by the Employer should be born by the Employer. The testing costs for materials and equipment purchased by the Contractor that fail to pass the further test as per the pertinent standards, specifications and the Contract should be born by the Contractor; otherwise those costs should be covered by the Employer.

Randomized Inspections	22.5	The Engineer is granted with the access to the construction site and the workshop of the products or semi-finished products, as well as the places of manufacturing or fabrication, and the Contractor should provide all necessary convenience for their access.

IX.	Construction Quality, Safety and Manner

23	Construction Quality and Inspection

Project Quality	23.1	The quality standard specified by the Special conditions of the Contract should be met. The evaluation of quality standard should be made as per the standards and specifications of the Contract.

Quality assurance	23.2	The Contractor is obliged to establish its own quality system as per the agreement of the Contract. The Employer and the Engineer has the authority to conduct inspections on any aspect of the quality system. Before the design and implementation of each phase, the Employer and the Engineer has the right to ask for the Contractor to submit documents concerning its processes and how it will implement the requirements. The compliance of the Contractor with its quality system will not exempt it from any duty or obligation specified by the Contract.

Contractor's Responsibilities in Quality Control	23.3	The Contractor is responsible to the Employer for the construction quality of the project, including but not restricted to:

⑴. Prepare and inspect the construction technical schemes, determine the construction techniques for special works, prepare the construction quality system (these schemes and measures are subject to the approval of the Engineer, which however will not exempt the Contractor from any of its duties);

⑵. Provide and organize enough personnel for construction quality control and inspection;

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⑶. Keep the quality of the materials and equipment used for construction control, including those purchased by the Contractor, Subcontractor and specified subcontractor above the standard level specified by the relevant standard/specification, design and the Contract;

⑷. Organize and participate in the acceptance check of all works, including concealed acceptance, medium-term acceptance and completion acceptation; organize the subcontractors and certain subcontractors to participate in the completion acceptation.

⑸. Organize the subcontractors or certain subcontractor to fulfill their obligations to maintain their works during the defect liability period;

The damages to the works due to failure of quality control of the Contractor should be recovered by it alone; with compensations made to cover the Employer’s lose, without any extension for the delay of the construction progress.

Conformity of Construction Works	23.4	The Contractor should strictly follow the requirements of pertinent standards, specifications and design drawings, as well as the instructions from the Engineer in construction, and accept the inspections of the Engineer at any time, and provide any necessary convenience for the inspections. However the presence of the Engineer in inspection should not interrupt the normal construction works. In case of failure to meet the quality standard, the Contractor should demolish the disqualified part of work for reconstruction, until the quality standard is met. The Contractor is obliged to pay for the demolishing and reconstruction, as well as the collateral damages for its failure to meet the quality standard, without any extension made for the delayed construction progress; those costs caused by the failure of the Employer should be covered by the Employer, with necessary extensions made for the delayed progress.

Inspection before Concealing Works	23.5	No work is allowed to be concealed before the approval from the Employer and the Engineer. When any part of the work is ready for concealment, the Contractor should notify the Employer and the Engineer 24 hours in advance of the time, items and place of the inspection, make sure the Employer and the Engineer provided with enough opportunities to conduct the inspection, and provide any necessary help and document for the Employer and the Engineer. The Employer and the Engineer should participate in the inspections on the concealed work without unseasonable delay, unless they deem the inspections as unnecessary, with their decisions notified to the Contractor. In case the Employer and the Engineer fail to show up in the inspection on the concealed works within 12 hours after the scheduled point, the Contractor is allowed to conduct the inspection by its own, and conceal the work after the inspection report is completed based on the actual results of the inspection, which should be submitted to the Employer and the Engineer afterwards for approval. The Engineer should notify the Employer and relevant government authorities to designate representatives as witnesses of the acceptance of concealed works.

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Re-inspection	23.6	The Contractor should make necessary peeling-offs and perforations on demand for the supplementary acceptance of the concealed works, no matter whether the inspection is to be conducted by the Employer and the Engineer, and re-conceal the work after the supplementary inspection. The additional costs raised by the supplementary inspections should be covered by the Employer in case the inspection is successfully closed, with necessary extensions made for the delay to the construction progress; otherwise the Contractor should follow the instruction of the Engineer to rework until the further inspection is successfully closed, and cover all the additional costs on its own, without any extension made for the progress delay.

24	Project Commissioning

Project Commissioning	24.1	If the Employer and the Contractor agreed that commissioning is needed for this project, both parties shall achieve an agreement on content and cost bearer of commissioning in special conditions of this contract. Content of commissioning shall be consistent with scope of installation contracted by the Contractor.

24.2	Commissioning for this project shall be performed according to the following procedures:

Commissioning procedure	⑴. Equipment installation project possesses stand-alone no-load commissioning condition; the Contractor shall organize commissioning, and notify the Engineer of the time, content, and location of commissioning 48 hours in advance. The Contractor shall prepare the test-run record, while the Employer shall provide necessary conditions as required by the Contractor for the commissioning. The Engineer shall participate commissioning on time, and shall sign on commissioning record if it passed. If the Engineer can not be at site for the commissioning within 12 hours after the agreed commissioning time, commissioning records made by the Contractor should be accepted.
⑵. Equipment installation project possesses no-load linkage commissioning conditions. The Employer should organize the commissioning, and notify the Contractor of the time, content, location of commissioning, and requirements for the Contractor 48 hours in advance, and the Contractor shall make preparations according to these requirements. If the result of the commissioning is acceptable, the Parties shall sign the test-run record.
⑶. The Employer shall be responsible for the commissioning after the completion and acceptance of the Project. If the Employer requires the commissioning before project completion and acceptance or the Contractor’s assistance is required, approval shall be acquired from the Contractor and a supplementary agreement shall be signed separately.

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24.3	Responsibilities of the Employer and the Contractor in this project commissioning are as follows:

Responsibilities of both parties during the commissioning	⑴. If the commissioning fails to meet acceptance requirements by reason of design, the Employer shall require the Designer to change the design. The Contractor shall make reinstallation according to the changed design. The Employer shall bear all costs for design changes, dismantle, and re-installation, and the construction period shall postpone accordingly.
⑵. If the commissioning can not meet acceptance requirements because of equipment manufacturing reasons, and the equipment is procured by the Contractor, the Contractor shall be responsible for repairing or procuring a new one, dismantle, and re-installation, and shall bear relevant expenses, and construction period shall not be postponed; if the equipment is procured by the Employer, the Employer shall be responsible for repairing or procuring a new one, and the Contractor shall dismantle and re-install, the Employer shall bear relevant expenses and the construction period shall be postponed accordingly.

⑶. If the commissioning can not meet acceptance requirements because of the Contractor’s construction, the Contractor shall carry out re-installation and commissioning according to the Engineer’s requirements and shall bear relevant expenses, the construction period can not be postponed.
⑷. The Engineer’s failure to sign the test-run record within 24 hours after acceptable commissioning shall be deemed that the Engineer has admitted the test-run record and the Contractor can proceed with construction or completion formalities.
⑸. Except for already included in contract price or otherwise agreed upon by special conditions of this contract, the commissioning expenses shall be on the Employer.

25	Safe and Civilized Construction

Responsibility of the Employer	25.1	The Employer shall carry out safety education to its staff at construction site. The Employer must not require the Contractor to construct while breaching regulations on safe and civilized construction. Accident caused by the Employer and expenses incurred shall be the responsibility of the Employer, and the construction period shall be postponed.

25.2	The Contractor shall complete the following work

Responsibility of the Contractor	(1)	The Contractor shall observe administrative regulations related to safe production and civilized construction for project construction, stipulate measures and schemes for safe and civilized construction, organize construction strictly following safe and civilized construction standards, take necessary safety protection measures, so as to eliminate hidden risk for accident, guarantee personal safety of construction personnel at site, the Employer’s staff, and other relevant personnel, and accept at any time supervision and inspection carried out by industrial safety inspectors according to law.

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(2)	Safe production management agency of the Contractor and professional safe production managing personnel shall be responsible for field supervision and inspection to the organization of safety and civilization measures by the construction enterprise, and for reporting to the Employer and competent department for construction in a timely manner.

(3)	The Contractor and the Subcontractor shall make clear in the subcontract that expenses for safety and civilization measures taken at construction site shall be under the management of the Contractor who will also be responsible for its usage. If the safety and civilization measures at construction site are carried out by the Subcontractor, the Subcontractor shall propose special safety and civilization measures and schemes, and pay necessary expenses after the measures and schemes are approved by the Contractor. Agreements made by the Contractor and the Subcontractor about the subcontracting contract shall not alleviate or exempt the Contractor from any of its liabilities to the Employer according to construction contract.

(4)	For safety accidents caused by the Contractor or the Subcontractor, the Contractor shall be responsible for corresponding liabilities and expenses incurred, and the construction period can not be postponed. The Contractor can compensate the Subcontractor according to the subcontracting contract.

25.3	The Engineer should carry out field supervision to the implementation of safety and civilization measures by the Contractor at construction enterprise site. The Engineer should examine and confirm the safety and civilization measures at construction enterprise site implemented by the Contractor in a timely manner. If the Engineer found out that the Contractor did not implement safety protection and civilized construction measures in construction organization design and special construction scheme, the Engineer is entitled to order it to rectify immediately; if the Contractor refuses to rectify or did not complete rectification within required period, the Engineer shall report to the Employer and competent administrative department for construction, and shall order it to suspend construction when necessary. The Engineer’s failure in examination or ordering it to rectify will not alleviate or exempt the Contractor from safety responsibilities.

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Safety Protection	25.4	When the Contractor is constructing near power equipment, electric transmission line, underground pipes, sealed shockproof project shop, flammable and explosive lot, and vital communication lines facing the street, in radioactive and toxic environment, and when carrying out blasting operation and using toxic objects for construction, the Contractor should propose safety protection measures to the Employer and the Engineer, and implement the measures after being approved by the Employer and the Engineer, and relevant expenses for safety protection measures shall be the responsibility of the Contractor.

Site operations of the Contractor	25.5	The Contractor shall limit its operations within the site. During construction period, the Contractor shall keep the site clear of obstacles, properly store and handle materials, equipments, and the Contractor’s apparatus, and clear all residual, waste, and temporary projects not needed anymore from the site.

Fossil, hisoridal relics	25.6	When any fossil, cultural relic, and structure of geological or archaeological significance and other relics or objects are discovered at site, the Contractor shall protect the site immediately and inform the Employer and the Engineer within four hours, and the Employer and the Engineer should report to local cultural relics management department within 24 hours after receiving the notice, and the Employer and the Contractor shall take proper protection measures according to requirements from cultural relics management department. The Employer shall undertake the cost incurred thereby and extension of construction period. If the fossil or cultural relic is damaged because they were not reported or not reported in a timely manner after being discovered, the responsible person shall assume corresponding liabilities according to law.

Accident handling	25.7	In case of occurrence of heavy casualties and other safety accidents, the Contractor shall report the accident to relevant departments and notify the Engineer according to relevant regulations immediately and no later than four hours after the accident, and shall respond according to requirements from relevant government departments. In case of dispute between the Employer and the Contractor about accident responsibility, determination of relevant government department shall prevail.

25.8	The Contractor shall guarantee that expenses for safety and civilization measures taken at construction site are used for their purposes, and a statement of expenses for safety and civilization measures taken at construction enterprise’s site shall be listed separately in financial management. The Contractor shall pay the Subcontractor expenses for safety and civilization measures taken at construction enterprise's site according to the agreement and time regulated in subcontracting contract. If the Contractor did not pay the expenses according to agreement and prevented the Subcontractor to implement safety protection measures timely and thus caused accident, the major responsibility shall be on the Contractor. If the Employer undergoes a claim from a third party for the safety accident occurred for the Contractor or the Subcontractor’s responsibility, the Contractor shall compensate the Employer for all its losses.

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26	Project Protection

Project protection	26.1	From the commencement date, the Contractor shall be fully responsible for taking care of this project and the materials and equipments to be used and installed in this project, until the day the handover certificate for this project is issued, and then the management responsibilities mentioned above shall be transferred to the Employer. If handover certificate has been issued to any individual project and has put it into operation before the handover certificate for the whole project is issued, the Contractor does not need to be responsible for protecting the individual project since the day of usage, and transfer the responsibility to the Employer. However, the Contractor shall still be responsible for the project not completed within its defects liability period and for the management of materials and equipments to be used and installed in the project until the project is completed. The management responsibility described in this clause means that the person responsible for management shall assume responsibilities such as repair, compensation, and self-borne loss for usage status and existence status of materials and equipment not conforming to contract agreement because of they are lost, stolen, or destroyed etc. 26.2 During the period the Contractor is responsible for management, for any damage of this project or any part, as well as materials, equipments, devices, and temporary project, the Contractor shall make up for damage, loss, or injury mentioned above on his own costs, so as to make the project conform to standards agreed upon by the contract in all aspects.

Protection for products and semi-products	26.3	The Contractor shall be responsible for protecting the finished products and semi-finished products finished by stages in project before the project is handed over after completion; the Contractor’s permit must be obtained for any other subcontractor or designated subcontractor to use these products or construct based on them. The Contractor shall be responsible for repairing the damage which the Engineer has confirmed to have been caused by improper protection measures taken by the Contractor; damage caused by the Subcontractor and the designated subcontractor during construction shall be repaired by the responsible person. In case the Subcontractor or designated subcontractor has not repaired in a timely manner, the Contractor shall be responsible for claiming compensation from the Subcontractor or the designated Subcontractor after repairing.

X.	Total Contract Price, Project Quantities Confirmation, and Project Funds Payment

27	Total Contract Price

Total Contract Price	27.1	The contractor price shall be agreed upon in the contract by the Employer and the Contractor through confirmed project quotation or budget statement. After the contract price has been agreed upon in this contract, either party must not change it arbitrarily.

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Payments of taxes and fees	27.2	Except for otherwise agreed upon by the contract, according to current national tax law and current regulations of relevant departments, the Contractor or its Subcontractor shall pay all the payable tax fees and expenses.

Change of laws and regualtions	27.3	Contract price of the project is the price listed in project quotation which has been confirmed by both parties, if within the permitted error range of the bill of quantities listed in the project statement, shall be settled according to actual the bill of quantities, but can not exceed the total contract price.

Adjustment procedure of the contractual price	27.6	The Contractor shall, within 14 days after the appearance of factors for adjusting contract price, inform the Engineer in written form the reason, method, and amount of adjustment; the adjusted amount shall be paid at the same time with the project fund as the added/deducted contract price after the Engineer’s confirmation and the Employer’s approval of the adjusted amount. If the Employer or the Engineer does not confirm nor propose opinions for modification within 14 days after receiving the Contractor’s notice, it shall be deemed that the Employer or the Engineer has approved the adjustment.

After the agreed adjustment has been made to contract price, if the Contractor did not submit modification report within the specified time period, the Employer can decide by himself whether to adjust the contract price. The Employer shall inform the Contractor in written form the decision of not adjusting contract price within 28 days after the adjustment situation occurred, or submit the reason and amount for adjustment in written form to the Contractor for approval, if the Contractor does not raise an objection within 14 days after receiving the adjustment report, it shall be deemed that the Contractor has approved the adjustment.

After the agreed adjustment has been made to contract price, if neither the Employer nor the Contractor submit adjustment report within the specified period of time, it shall be deemed that the occurrence of that adjustment does not involve adjustment of contract price.

Tentative price	27.7	For material or equipment whose price can not be determined when signing the contract, the Employer and the Contractor shall make agreement about name of material and equipment as well as their provisional price in special conditions. The tentative price will not be used as the basis for settlement.

Final confirmation of the tentative price	27.8	Final determination of provisional price shall be agreed upon in special conditions through later quotation, at settlement, only the price difference between the material and the equipment shall be adjusted, the rest part shall be on a contract basis and will not be adjusted.

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27.9	For project whose price can not be determined when signing the contract, the Employer and the Contractor shall make agreement about name of project as well as their provisional price in special conditions. The provisional price will not be used as the basis for settlement.

Final confirmation of the tentative amount	27.10	Provisional price shall be determined before construction of relevant projects commences. The Contractor shall prepare budget statement for the Engineer for review and for the Employer for approval so as to determine the provisional price.

27.11	Sporadic projects refer to projects to be settled according to labor used, machine-team, and material costs listed in Table of Sporadic Work Items in the bill of quantities. If the Employer requires the Contractor to complete the sporadic items, the Contractor shall propose a report about amount of labors and unit price, amount and unit price of machine-teams, and amount and unit price of materials used etc. within 7 days after accepting the Employer’s requirement, and the price shall be paid at the same time with the progress payment as added contract price after having been submitted to the Employer and approved.

Confirmation of the cost engineer	27.12	Documents related with contract price and adjustment in Article 27 shall be approved by the registered cost engineer before being submitted and approved.

28	Confirmation of project quantities

Interim measuring	28.1	The Contractor shall submit in a timely manner measurement report for completed project quantities to the Employer and the Engineer according to project progress, who shall make measurements for the completed project quantities, proposed by the Contractor within 7 days after receiving the measurement report, and shall inform the Contractor 24 hours before measuring. The Contractor shall participate on time and provide all required detailed information and necessary assistance.

Records and drawings	28.2	For project requiring records and drawings for measurement, the Contractor shall prepare records and drawings of that project during work and submit it to the Employer and the Engineer, then review and confirm relevant records and drawings together with the Employer and the Engineer at the agreed time. If both parties agree, they shall sign on the above records and drawings, and measurements shall be made based on this. If the Contractor did not participate in review and confirmation for drawings and records mentioned above, it shall be deemed that the Engineer's determination for these records and drawings through measurement and verification is correct and accurate.

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28.3	Results of measurement:

Results of measurement	⑴	If the Contractor did not participate in measurement according to agreement made in Article 28.4, measurement made or approved by the Employer and the Engineer shall be considered the right measurement for the project.
⑵	If the Employer and the Engineer did not make measurement within the time period regulated in Article 28.1, then project quantities listed in the measurement report submitted by the Contractor shall be deemed confirmed.

⑶	If the Engineer did not inform the Contractor within the time period regulated in Article 28.1 and thus prevented the Contractor from participating in measurement, then the measurement results made or approved by the Employer or the Engineer shall be deemed invalid.

⑷	For project quantities added because of exceeding scope of design drawing by the Contractor or because of the Contractor’s reasons, as well as project quantities for rework, the Engineer shall not measure.

⑸	If the Contractor does not agree on the results measured by the Employer and the Engineer, the Contractor shall defend themselves within 7 days after receiving the above results, stating the aspects the Contractor deems incorrect in the above results. After receiving the defending, the Employer and the Engineer shall inspect their measurements to relevant project quantities or relevant records and drawings, or make confirmation or modifications.

Confirmation of the cost engineer	28.4	Documents related with measurement of project quantities in Article 28 shall be approved by the registered cost engineer before being submitted and approved.

29	Project payment

29.1	Refer to Supplementary Agreement for terms about payment of project funds.

XI.	Change of Project

30	Change of the project

Item	30.1	During construction, the occurrence of the following shall be deemed as change of project:

(1)	Change of quantity of any work content included in the contract;
(2)	Change of quality or other characteristics of any work content included in the contract;
(3)	Change of elevation, line shape, position, and size of any part of this project;
(4)	Change of regulated sequence or schedule of any part of this project;

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(5)	Any additional work, materials, or equipment required for project modification.

Variation procedure	30.2	Project modification shall be implemented according to the following procedures and the Engineer shall issue a modification order to the Contractor 14 days in advance.
(1)	The Employer proposes modification, then the Engineer reviews and approves, where necessary, it must be approved by the designer and corresponding modification design must be submitted;
(2)	The designer proposes modification and shall submit corresponding modification design to the Engineer for review and approval and reported to the Employer for his approval;
(3)	The Engineer proposes modification, where necessary, it must be approved by the designer and corresponding modification design must be submitted, and reported to the Employer for his approval;
(4)	The Contractor proposes modification, where necessary, it must be approved by the designer and corresponding modification design must be submitted, and reported to the Employer for his approval;

Modification proposal mentioned above involving structure, exterior wall etc. that affects this project and public safety must be approved by the designer and corresponding modification design shall be submitted.

When modification mentioned above exceeds the original design standard or approval construction scale, or requires being approved by relevant departments, the Employer should submit it to the planning administrative department for review and approval again, and corresponding modification design drawing and instruction issued by the designer shall be provided.

Proposal	30.3	If the Engineer requires the Contractor to give a proposal related with the modification before issuing a modification order, the Contractor shall reply in written form within seven days, stating possible influences the modification might have to the project.

Modification	30.4	The Contractor shall carry out project modification according to modification order given by the Engineer, without which the Contractor must not carry out any modification to the project. Any project modification must not invalidate the contract in any form; all results of such modification shall be evaluated according to relevant agreement of Article 31.

Other changes	30.5	If addition or reduction of any project quantities is not the result of implementation of the Engineer’s order but because the project quantities exceed or under quantities listed in the bill of quantities, the addition or reduction does not require any order. If the Contractor proposes partial modification design because of demand of taking corresponding technical measures for reasons such as easy construction, construction safety, avoiding interruption etc., the Engineer’s approval must be obtained, and expenses incurred for this shall be borne by the Contractor. Any cost incurred by unauthorized change of design made by the Contractor and any direct loss to the Employer caused by the same change shall be borne by the Contractor, and the Construction Period thus delayed shall not be postponed. If the issuance of modification order for this project is caused by the Contractor’s mistake or breach of contract etc., any additional expenses incurred by this shall be borne by the Contractor.

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Rational suggestion	30.6	If any rational suggestion put forward by the Contractor in construction involves any change of the design drawings or the construction planning, or replacement of any material and equipment, such suggestion must be subject to the Engineer’s inspection and the Employer’s approval. If such change or replacement is made without such approval, the Contractor shall bear the cost incurred thereof and compensate the Employer for relevant losses. The Construction Period thus delayed shall not be postponed. When the Employer agrees to adopt the Contractor’s reasonable suggestion, any expenses incurred and benefits obtained shall be borne or shared by the Employer and the Contractor on a separately agreed contract between them.

30.7	If modification of project quantities affects construction period and price and the two parties can not reach an agreement, the two parties shall entrust respectively an independent third party (registered cost engineer) to confirm, and both parties shall accept the review results and share the expenses.

31	Determination of Price Modification

Determination of price modification	31.1	Modification of price shall be determined according to the following method:

☐.     If there are project unit price that is applicable for the modification project, the modification of price shall be determined according to the existing project unit price in the contract. When the addition or reduction of quantities of the modified project exceeds 15% of the project quantities in the bill of quantities or the extent agreed by the Employer and the Contractor in special conditions, the Employer and the Contractor shall reach a new agreement on calculation method in special conditions for the project unit price of the rest project quantities after addition or reduction; if there is no agreement, the two parties shall make another agreement to determine the modification of price.

☐.     If there is only project unit price that are similar to the modified project, modification of price can be determined through referring to similar project unit price;

☐.     If there is no project unit price applicable or similar to the modified project in the contract, the Employer and the Contractor shall make an agreement on calculation method in special conditions; if there is no agreement, the two parties shall reach another agreement to determine modification of price.

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31.2	For situation in (1) of the above Article 31.1, confirmation of project quantities shall be carried out according to relevant measurement regulations in Article 28.

For situation in (2) and (3) of the above Article 31.1, modification of price shall be carried out according to the following procedures;

1     The Contractor shall submit report of modification of project price and/or report of construction period postpone to the Engineer within 14 days after receiving project modification order for confirmation and submitted to the Employer for approval. If neither confirmation nor objection is made within 14 days after the Engineer or the Employer receives the report, it shall be deemed that the report has been confirmed.

2     If the Contractor does not submit report to the Engineer within 14 days after receiving project modification order, the Employer can decide on his own discretion whether to change project price and/or postpone construction period. The Employer shall inform the Contractor in written form the decision of not modifying project price and/or postpone construction period, or submit the report of modification of project price and/or report of construction period postpone to the Contractor for confirmation within 28 days after issuing the modification order. If neither confirmation nor objection is made within 14 days after the Contractor receives the report, it shall be deemed that the report has been confirmed.

3     If the Employer and the Contractor did not submit the report of modification of project price and/or report of construction period postpone after the project modification order has been issued, it shall be deemed that the modification does not involve adjustment of project price and/or postpone of construction period of the contract.

4     The Employer and the Contractor can reach a separate agreement on time period for issuance and confirmation of project price and/or postpone of construction period in special conditions.

Disputes over the altered price	31.3	When the Employer and the Contractor can not reach an agreement after negotiation on the determination of modification of price, it shall be handled according to regulations related with controversy or dispute solution procedures in Article 36 of general conditions.

Payements with the altered price	31.4	Confirm the added (deducted) modification project price as the added (deducted) project fund, to be paid at the same time with the project fund.

Confirmation of the cost engineer	31.5	Documents related with modification of price in Article 31 shall be approved by the registered cost engineer before being submitted and approved.

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XII. Acceptance upon Project Acceptance and Settlement

32	Acceptance upon Project Completion

Acceptance upon Project Completion	32.1	Within 21 days after the project possesses conditions for acceptance upon project completion, the Contractor shall apply for acceptance upon completion to relevant departments of the government according to relevant regulations and special conditions related with acceptance upon project completion, and the Employer shall give corresponding assistance. Meanwhile, the Contractor shall also apply for acceptance upon project completion and provide completion data to the Employer. Within 21 days after receiving the application, the Employer shall establish a committee for acceptance upon project completion and organize the acceptance upon project completion.

Satisfactory acceptance	32.2	Upon qualification of final acceptance upon project completion, the Employer and the Contractor shall issue hand over certificate within 7 days after completion of acceptance, and carry out project hand over. Actual completion date (i.e. date of qualification of acceptance upon project completion) of this project shall be written on the hand over certificate. After the hand over certificate is issued, the Contractor shall hand the project over to the Employer, and the Contractor shall cease to assume management responsibilities for the project.

Site clearing upon the completion	32.3	After issuance of hand over certificate, the Contractor shall clear its devices, residual materials and equipments, wastes, and various temporary projects from the construction site to keep the whole site and project tidy and neat and be ready for use. However, before the termination of warranty responsibility, the Contractor is entitled to keep materials and equipments needed for performing its obligations during the warranty period, the Contractor’s devices and temporary projects at site. If the Contractor fails to move all devices, residual materials and equipments, wastes, and various temporary projects within the reasonable time period permitted by the Employer or the Engineer, the Employer can:

☐.     Entrust others to seek a place to store the Contractor's devices, residual materials, and other properties;

☐.     Entrust others to clear the wastes.

Expenses incurred by projects mentioned above shall be borne by the Contractor; the Employer could deduct them from any payable funds to the Contractor.

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Re-acceptance	32.4	If the project quality can not meet the contracted standards, the Engineer shall give an order or non-acceptance to the Contractor within 7 days after the acceptance is completed, requiring the Contractor to rework or repair the project that did not meet contracted standard. After completing the projects mentioned above, the Contractor shall apply for acceptance upon project completion again. The Employer shall organize acceptance upon project completion again according to regulations in Article 32.1. After acceptance is passed, the Employer issues the handover certificate etc. according to regulations in Article 32.2. The actual completion date written in hand over certificate shall be the date on which the Contractor applies for acceptance upon project completion.

No arrangement for acceptance	32.5	If the Employer fails to organize initial acceptance upon project completion within 21 days after receiving application for initial acceptance upon project completion submitted by the Contractor, or fails to propose modification opinions within 7 days after initial acceptance upon project completion, it shall be deemed that the project passes initial acceptance upon project completion. The Contractor can carry out subsequent procedures.

Completion of sporadic works	32.6	If the Employer requires dumping the project and completing the project for special reasons, the Employer and the Contractor can sign the project dumping and completion agreement after negotiation and the agreement shall be a part of contract documents.

Acceptance of individual work	32.7	If certain individual work of the project requires acceptance upon project completion separately, it shall be carried out according to regulations in special conditions and above regulations related with acceptance upon project completion.

Forged utilization	32.8	If the acceptance on completion of the Project fails to be carried out or to be passed, the Project shall not be used by the Employer. If the Project has been used by the Employer for whatsoever reason, the Employer shall be responsible for any quality problems or other problems arising therefrom.

33	Settlement upon Project Completion

Submission of Settlement upon Project Completion	33.1	The Contractor shall submit settlement statement for acceptance and complete settlement documents to the Employer within 28 days after the hand over certificate of the project is signed and issued.

Settlement Review	33.2	Within 28 days after receiving the settlement statement for acceptance and settlement documents submitted by the Contractor, the Employer shall, with assistance from the Engineer, review and verify them according to relevant regulations of the contract, and confirm the settled price for project completion after having reached an agreement with the Contractor. The project settlement shall be reviewed by relevant governmental departments, the Employer should send the settled price for completion for review within 7 days after having confirmed the settled price with the Contractor, and the reviewed price shall be the settled price for completion of this project.

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Completion payment certificate	33.3	The Engineer shall sign and issue completion payment certificate within 7 days after the settlement for project completion is reviewed according to Article 33.2, and submit it the Employer for approval and then send it to the Contractor. In the certificate, the settlement for project completion confirmed according to Article 33.2 and the final price to be paid to the Contractor according to the contract.

Completion payment	33.4	The Employer shall pay the settled price for project completion to the Contractor according to the certificate within 14 days after confirming the completion payment certificate. Refer to the attached clauses.

No payment by the Employer	33.5	If the Employer does not pay settlement price for project completion without a just cause within 14 days after confirming the payment certificate, from the 15th day on, the Employer shall pay the interest for default of project funds at the loan interest rate the Contractor pays to the bank for the same term, and shall assume breach liability. The Contractor can urge the Employer to pay settlement price. If the Employer fails to pay within 14 days after being urged, the Contractor can dispose the left subject matter, or ask the guarantor to pay warranty claims, or negotiate with the Employer to convert the project into money or sale the project by auction, and the Contractor shall be compensated preferentially with the converted money or auctioned price.

Confirmation of the cost engineer	33.6	Documents related with settlement for project completion in Article 33 shall be approved by the registered cost engineer before being submitted and approved.

33.7	When the Employer and the Contractor can not reach an agreement on the settled price for this project, it shall be handled according to regulations related with controversy or dispute solution procedures in Article 36 of general conditions.

XIII. Default, Claim, and Dispute

34	Default

Default by the Employer	34.1	If the Employer does not perform contractual obligations or does not perform obligations according to contracted regulations, it shall assume default responsibility, compensate the Contractor for losses caused by the Employer’s default, and postpone the construction period. In case of the following situations, the Employer shall assume default responsibility according to regulations in special conditions.

☐.     As regulated by Article 18.4 of general conditions, the Employer suspends project construction for more than 30 days;

☐.     The Employer fails to pay advance payment for the project according to the attached clauses;

☐.     As regulated by the general conditions, the Employer fails to pay progress payment for the project;

☐.     As regulated by Article 33.5 of the general conditions, the Employer fails to pay settled price for project completion on time.

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Default by the Contractor	34.2	If the Contractor fails to perform contractual obligations or does not perform obligations according to contracted regulations, it shall assume default responsibility; compensate the Employer for losses caused by the Contractor’s default. In case of the following situations, the Contractor shall assume default responsibility according to regulations in special conditions.

☐.     As regulated in Article 19.4 of general conditions, the Contractor fails to complete the project on time;

☐.     As regulated in Article 23.1 of general conditions, the project quality can not meet quality standards agreed upon in contract.

Continuation to perform the contract	34.3	Unless otherwise agreed upon, when the Employer or the Contractor breaches the contract, the other party requires the default party to continue to perform this contract; the default party shall continue to perform the contract after assuming the default responsibilities mentioned above.

35	Claim

Reasons for claim	35.1	Between the Employer and the Contractor, when one party claims to the other party, it should have reasonable reasons and valid proof of the incident it claims for.

Prevailing records	35.2	When the claiming party requires claim, records should be kept so as to prove the claim, and should allow the other party or the Engineer to examine all the records.

The Contractor’s claim procedure	35.3	In case of the Employer fails to perform obligations according to contract, makes a mistake, and other situations that the Employer shall assume responsibility, which causes loss to the Contractor and/or postpone of construction period, the Contractor shall claim to the Employer according to the following procedures:

☐.     Inform the Engineer of the claim intention within 28 days after the occurrence of the incident; if the notice is not given within the regulated period, it shall be deemed that the Contractor gives up claim;

☐.     Submit notice of compensation for losses and/or postpone of construction period and relevant documents to the Engineer within 28 days after giving notice of claim intention;

☐.     After receiving the claim notice and relevant documents submitted by the Contractor, upon approval of the Employer, the Engineer replies within 28 days, or require the Contractor to further supplement reasons and evidence for the claim;

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☐.     If the Engineer fails to reply or make further requirements to the Contractor within 28 days after receiving the claim notice and relevant documents submitted by the Contractor, it shall be deemed that the claim has been approved;

☐.     When the claim continues, the Contractor shall issue claim intention notice to the Engineer by stages, and within 28 days after the incident has been solved, submit relevant documents and final claim notice to the Engineer. Procedures for replying the claim are the same as regulated in (3) and (4) of this clause.

The Employer’s claim procedure	35.4	In case of the Contractor fails to perform obligations according to contract, makes a mistake, and other situations that the Contractor shall assume responsibility, which causes loss to the Employer and/or postpone of construction period, the Employer shall claim to the Contractor according to the following procedures:

☐.     Inform the Contractor of the claim intention within 28 days after the occurrence of the incident; if the notice is not given within the regulated period, it shall be deemed that the Employer gives up claim;

☐.     Submit notice of compensation for losses and relevant documents to the Contractor within 28 days after giving notice of claim intention;

☐.     After receiving the claim notice and relevant documents submitted by the Employer, the Contractor shall reply within 28 days, or require the Employer to further supplement reasons and evidence for the claim;

☐.     If the Contractor fails to reply or make further requirements to the Employer within 28 days after receiving the claim notice and relevant documents submitted by the Employer, it shall be deemed that the claim has been approved;

☐.     When the claim continues, the Employer shall issue claim intention notice to the Contractor by stages, and within 28 days after the incident has been solved, submit relevant documents and final claim notice to the Contractor. Procedures for replying the claim are the same as regulated in (3) and (4) of this clause.

The Contractor’s payment against the claim procedure	35.5	The Engineer shall verify the claim notice and relevant documents submitted by the Contractor according to Article 35.3, after having negotiated with the Contractor and having submitted to the Employer for approval, the Engineer shall determine the compensated amount and pay at the same time with the project funds, determine the delayed construction period and postpone it accordingly.

The Employer’s payment against the claim procedure	35.6	The Contractor shall verify the claim notice and relevant documents submitted by the Employer according to Article 35.4, after having negotiated with the Employer, the Contractor shall determine the compensated amount and deduct it from the payment certificate the Engineer issued to the Contractor.

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Confirmation of the cost engineer	35.7	Submission, review, and approval of documents related with claim for the project in Article 35 must be confirmed by the cost engineer.

36	Disputes

Disputes settlement	36.1	No matter during construction period or after completion of the project, and no matter before or after refusal or termination of this contract, if the Employer and the Contractor have any dispute on this contract, or caused by this contract or the construction of this project, including any of the Engineer’s decisions, orders, or evaluations, the two parties can negotiate and solve the problem, or hand the dispute over the third person regulated in special conditions of this contract for mediation. If negotiation and mediation do not work, the two parties can reach an agreement in special conditions to settle the dispute in the next method:

(1)     Prosecute to people’s court with jurisdiction.

Continuation to perform the contract	36.2	After occurrence of disputes, both parties shall proceed to implement the Contract, to keep continuous construction and protect completed projects, unless in the following circumstances:

☐.     Default of either party has made the Contract impossible to be implemented and both parties agree to suspend construction;

☐.     Suspension of construction is required by the mediation and is accepted by both parties;

(3).     Suspension of construction is required by court.

XIV. Project Quality Defect Warranty

37	Project Quality Defect Warranty

Defect Warranty	37.1	The Contractor shall assume project quality defect warranty responsibility for the project handed over to the Employer during defect warranty period according to regulations of relevant laws and regulations etc.

Project Quality Defect Warranty	37.2	When the Employer and the Contractor are signing this contract, they should sign a Project Quality Defect Warranty as an attachment to the contract.

37.3	If there is dispute between the Employer and the Contractor on quality warranty items, it shall be handled according to controversy or dispute solution procedures in Article 36 of general conditions.

Main contents of Project Quality Defect Warranty include:

☐.  Scope of quality defect warranty;

☐.  Period of quality defect warranty;

☐.  Responsibility of quality defect warranty;

☐.  Costs of quality defect warranty;

(5)  Payment of quality defect warranty money.

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XV. Force Majeure

38	Force Majeure

Force Majeure	38.1	Force majeur includes explosion, fire caused by war, turmoil, plague, falling of flying object, or other reasons that are not within the liability of the Employer and the Contractor, as well as natural disasters regulated in special conditions such as wind, snow, flood, earthquake, high temperature etc.

Handling procedure of force Majeure	38.2	After force majeure occurred, the Contractor shall inform the Employer and the Engineer immediately, and take measures as soon as possible in the scope of its capability to reduce losses, and the Employer shall assist the Contractor to take measures. If the Engineer deems it necessary to suspend the construction, the Contractor shall suspend. The Contractor shall inform the Employer and the Engineer of damage and predicted expenses for clearing and repair within 48 hours after the force majeure is over. If the force majeure continues, the Contractor shall report the damage situation to the Engineer once every day. Within 14 days after the force majeure, the Contractor shall submit to the Engineer the formal report of cost for cleaning and recovery and relevant data.

Loss minimization	38.3	All relevant parties of this project shall try their best to minimize the losses caused by force majeure to this project and to the performance of this contract.

38.4	Expenses caused by force majeure and postponed construction period shall be undertaken by the Employer and the Contractor respectively according to the following methods:

Bearing of cost	.	Damage to the project, personnel injury and death and property loss of the third person caused by damage to the project shall be the responsibility of the Employer;

☐.      The Employer and the Contractor shall be respectively responsible for injury or death of personnel from their own unit at their cost;

☐.      Damage to the Contractor’s devices and materials used for this project, as well as losses from shutdown shall be the responsibility of the Contractor; damage to the devices provided by the Employer shall be the responsibility of the Employer;

☐.      During suspension, the Employer shall be responsible for cost of necessary management and security personnel who are left on the site by the Contractor as required by the Engineer;

☐.      The Employer shall be responsible for the cost for cleaning and recovery required by the Project.

☐.      The delayed construction period shall be extended correspondingly.

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No exemption from liabilities	38.5	If the force majeure occurred after the Employer or the Contractor delayed performance of contract, the other party shall not be exempted from responsibility caused by the force majeure.

XVI. Insurance and Warranty

39	Project Insurance

Insurance by the Employer	39.1	Before the commencement of project, the Contractor shall underwrite insurance for the life and property of its own staff and the third person in the project site and shall pay the insurance fees.

Insurance by the Constractor	39.2	The Contractor must underwrite work-related insurance and accident insurance for all staff engaging in project operation, underwrite insurance for life and property of its own staff and construction machinery and equipment in the construction site, and pay the insurance fees. The Contractor is obliged to provide relevant insurance documents to the Employer and the Engineer. If the Contractor fails to perform regulations mentioned above, the Employer or the Engineer is entitled to refuse relevant personnel from entering into the construction site.

Agreed insurance items	39.3	Under the condition of that the liability and obligation of the Employer and the Contractor will not be restricted, the Employer and the Contractor can reach agreement on insurance issues in special conditions.

Claim settlement procedure	39.4	In case of loss or damage to projects under insurance of this project, the insured shall provide report of damage and evaluation to the insurance company in a timely manner after the risk occurred, if the loss continues, the insured shall report every 7 days after submitting the first report until the damage is over. The Employer or the Contractor shall assist the other party in reporting and claiming to the insurance company.

Insurance certificate	39.5	One party between the Employer and the Contractor shall provide the other party the evidence that all insurances it underwritten according to contract requirement have taken effect.

Enough amounts insured	39.6	When the nature, scale, or plan of construction changes, the insured shall inform the insurance company immediately, and ensure that it has sufficient insured amount according to clauses of this contract during the whole period. Before issuing the notice mentioned above, of one party between the Employer and the Contractor needs to make any modification to the insurances made, it shall negotiate with the other party and reach an agreement with it.

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40	Project Guarantee

Performance security	40.1	At the same time when the Employer and the Contractor are signing this contract, the Contractor shall submit a performance bond to the Employer, which shall be issued by the guarantor (bank).

Guarantee of payment	40.2	At the same time when the Employer and the Contractor are signing this contract, the Employer shall submit a guarantee of payment to the Contractor, which shall be issued by the guarantor (bank).

Guarantee amount	40.3	The amount for performance bond and guarantee of payment shall be in accordance with relevant laws, regulations, and rules, detailed amount shall be agreed upon by the Employer and the Contractor in special conditions.

Performance gurantee validity	40.4	Validity of performance bond shall expire on the day of qualification by acceptance upon project completion. The Employer shall return this bond back to the Contractor within 14 days after the validity period.

Guarantee payment validity	40.5	Validity of guarantee of payment shall expire on the day of payment of all project settled funds according to contract except for those beyond the project quality defect warranty money. The Contractor shall return this bond back to the Employer within 14 days after the validity period.

Assurance to pay the claim amounts to the Employer	40.6	While performing this contract, if the Contractor incurs losses to the Employer due to reasons such as capital, technology, quality, or other reason that are not force majeure etc., within the validity period of the performance bond, the Employer shall inform the Contractor in written form stating the reasons for claim, and provide claiming documents to the guarantor in a timely manner, and the guarantor shall pay the claimed money to the Employer for the guaranteed amount unconditionally without the Contractor’s approval.

Assurance to pay the claim amounts to the Contractor	40.7	While performing this contract, if the Employer incurs losses to the Contractor due to reasons such as capital, technology, quality, or other reason that are not force majeure etc., within the validity period of the performance bond, the Contractor shall inform the Employer in written form stating the reasons for claim, and provide claiming documents to the guarantor in a timely manner, and the guarantor shall pay the claimed money to the Contractor for the guaranteed amount unconditionally without the Employer’s approval.

Agreed guarantee items	40.8	The Employer and the Contractor shall reach agreement on warranty manner and other issues in special conditions, and provide warranty contract as the attached document for this contract.

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XVII. Taking Effect, Termination, and Cancellation of Contract

41	Taking Effect and Termination of Contract

Contract execution	41.1	The Employer and the Contractor shall reach an agreement on the manner in which this contract takes effect.

Contract termination	41.2	After the quality warranty expired, the Contractor performed all warranty responsibilities, and the Employer paid all relevant amounts, this contract shall terminate.

Good faith	41.3	After the rights and obligations of this contract terminated, the Employer and the Contractor shall follow the rules of honesty and integrity and perform obligations such as notification, assistance, confidentiality etc.

42	Cancellation of Contract

Consensus

42.1	The Contract can be terminated as long as the Employer and the Contractor reach agreement through negotiation.

Assignment occurance	42.2	If situation forbidden in Article 13 of general conditions occurs, the Contractor transfers all or part of the project it contracted to others or subcontracts to others after breaking the projects apart, the Employer is entitled to cancel the contract.

Force majeure or default	42.3	If one of the following cases happens, the Employer and the Contractor can terminate the Contract:

☐.     The Contract cannot be performed due to force majeure;

☐.     The Contract can not be performed because one party defaults (including the suspension and postpone of construction due to the reason of the Employer).

Contract termination procedure	42.4	If one party between the Employer and the Contractor cancels the contract according to Article 42.1, 42.2, and 42.3, it shall inform the other party cancellation of the contract, the contract shall be cancelled after the two parties have reached an agreement to cancel the contract. For any dispute existing in contract cancellation, it shall be handled according to regulations related with dispute in Article 36 of general conditions.

Operations after contract termination	42.5	If the contract is cancelled because of the Contractor’s fault, the Contractor must compensate the Employer for all his losses and additional expenses required to continue the project. After the contract is cancelled, the Contractor shall carry out protection and hand over of the completely project and purchased materials and equipment properly, and move the Contractor’s devices and personnel from the construction site according to the Employer’s requirements. The Employer shall provide necessary conditions for the removal of the Contractor and pay for the necessary cost; meanwhile, the Employer shall pay for the payment of the completed projects. With respect to the ordered materials and equipment, the order party shall be responsible for the rejection of goods and the cancellation of order contract. The payment for goods that can not be returned and the cost for the goods rejection and contract cancellation shall be undertaken by the Employer. Losses arising from postponed return of the goods shall be undertaken by the responsible party. In addition, the erring party shall compensate the other party for the losses it suffered as a result of the cancellation of the Contract.

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Settlement and liquidation	42.6	The termination of Contract shall not influence the effectiveness of settlement and liquidation clauses stipulated in the Contract between both parties.

43	Number of Contract Originals

Originals of the contract	43.1	The Contract is of two originals with equal effect; the Employee and the Contractor shall respectively hold one copy.

Copies of the contract	43.2	The Employer and the Contractor shall reach an agreement on the number and storing entity of copies of this contract in special conditions of the contract, and the copies of this contract have equal effects.

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Special Conditions

I. Contract Documents

1	Constitution of contract documents and interpretation priority

1.1	The composition and interpretation sequence of the contract documents are as follows:

(1)         Agreement;

(2)         Supplemental agreement

(3)         Special and supplemental conditions;

(4)         General conditions;

(5)         Standards, codes and relevant technical documents;

(6)         Drawings;

(7)         The approved quotation bill of quantities or budget statement (applicable for non-bidding projects);

(8)         Both parties’ written records and documents related to engineering change

(9)         Relevant notices of the employer or the engineer or the engineering meeting minutes signed by both parties;

(10)       Relevant letters, data messages (such as telegram, telex, fax, electronic data interchange and e-mail) in the process of project implementation.

2	Languages and Applicable Laws and Regulations

2.1      The contract is in Chinese.

2.2      Laws, regulations and codes need to be disclosed: Construction Law of the People’s Republic of China; Contract Law of People's Republic of China; Law on Public Bidding of People's Republic of China; Construction Project Contract Management Methods; Quality Management Regulations for Construction Project and the like, regulations and codes issued by the state, Ministry of Construction, Sichuan Province and Chengdu City.

3	Applicable standards and specifications

3.1      When discrepancy occurs among the standards and specifications of the state, industry and the area of project, the names of the standards and specification agreed for use:

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The time when the employer provides the standards and specifications: Prevalent state standards and specifications, the construction technical specifications, regulations and acceptance standards on construction projects issued by Sichuan Province and Chengdu City.

3.2      The agreement when there are no corresponding standards and specifications at home (can be attached): The contractor shall raise the construction process within the agreed time and as per the requirements, and confirm the above after getting the approval of the design institute, the employer and the supervisor.

4	Drawings and Technical Materials

4.1      The number of the drawings that the Employer shall provide to the contractor: Six sets.

The date when the Employer shall provide the drawings to the contractor: within three days after signing the contract.

4.2      Confidentiality requirements and period of the project from the Employer: without the written permission of the Employer, the Contractor shall not alter all the drawings and technical materials in the project, documents and relevant information arbitrarily, copy or disclose the above to a third party, transfer or use the above to other project other than the project, or else, the Contractor shall undertake all the relevant legal responsibilities and compensate all the incurred losses.

5	Notification

5.1      Address of the Contractor: No.95 Section II Jiefang Road, Chengdu City, Sichuan Province.

5.2      Address of the Employer: 11th Building, Fujiang Road, Shuangliu Park, Jiaolong Industrial Port, Chengdu City.

The Address of the Engineer: No. 33, West Daqiang Street, Chengdu

II. Employer and Contractor

6	Employer

6.1      Name of the Employer's Representative: Alice Chen ; the Employer site management staff and responsibilities shall be sent to the Contractor in the form of correspondence within five days after the contract is signed. If the Employer has the need to change site management staff, the Contractor will be informed in the form of correspondence.

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6.2      The connection site for the construction use water at the construction site: the Contractor shall solve the problem itself all at its own expense (connected from 5# Road municipal network pipes, DN150, with a length of about 300m).

The connection site for the construction use power supply at the construction site: the Contractor shall solve the problem itself all at its own expense (temporary load 315kva, normal load 1,600kva, cooper core 120 or 150 cables, with a length of about 550m (400mexternal red wire + 150m internal red wire).

The connection site for the construction use communication at the construction site: within 100m, and the Contractor shall solve the problem itself all at its own expense.

Time for drawing joint reviewing and design disclosure: 5 days before commencement.

Other tasks and requirements agreed to be done by the Employer: Negotiated Additionally

6.3      The work that the Employer authorizes to the Contractor: Assisting the Employer to complete the contact and coordination with the municipal administration departments and relevant local departments involved in the project, completing the relevant approvals required by the project, certificates, and the application and approval formalities for temporary land use, and etc.

7	Contractor

7.1      The names and the submission time of the design documents of the permanent projects or temporary projects designed by the Contractor: the foundation pit support documents shall be submitted before commencement.

The responsibilities and requirements for the safeguard work in the construction site and the lighting and enclosing facilities for maintenance and construction use:

The Contractor shall undertake its relevant work, follow the relevant requirements for civilized construction issued by Chengdu City, meanwhile undertake the complete responsibilities for all the security accidents caused by the Contractor, and report the accidents to the Employer, Supervisor and construction competent authorities immediately.

The requirements of the houses and facilities for office and living use provided to the Employer at the construction site: the Contractor shall provide two site office rooms, one room for rest, and one conferment room (shared by the Contractor) to the Employer and the Supervisor Engineer within 15 days after the Contractor signs the contract agreement.

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(1)	Each office room shall have an area no less than m2, be provided with 2 sets of office chairs and desks, one document iron cabinet, one 1.5 P air conditioner, one water dispenser, and network access.

(2)	The room for rest shall have an area no less than m2, be provided with one 1.5 P air conditioner, one water dispenser, 3 beds and beddings, and all the complete General Conditions for daily use.

(3)	The conference room can hold 20 persons, with an area no less than 30m2, and is provided with chairs and desks, and air conditioners.

(4)	Bathrooms for gentlemen and ladies shall be provided (shared by the Contractor).

The names of the formalities about construction site transportation, environment protection, construction noise, safe and civilized construction that shall be completed by the Contractor as per the regulations: The Contractor shall follow the management regulations of governments and relevant authorities, complete the formalities about construction site transportation, environment protection, construction noise, safe and civilized construction as per the regulations, and the solve the incurred problems itself and undertake all the responsibilities.

The Specific Requirements on the Completed Project Product Protection:               \

The protection requirements and expense bearing of the underground pipelines, adjacent buildings, structures (including heritage conservation buildings), ancient and famous trees at the construction site: The Contractor shall propose the conservation plan, submit the plan to the project manager for signing and approval, and then the plan shall be confirmed by the site Engineer and the Supervisor Engineer, and finally the plan shall be reported to the relevant administration authorities of the conserved items for approval before implementation. Both the relevant expenses and responsibilities shall be undertaken by the Employer.

The requirements for construction site clear up before handover: The clean up of the construction site shall conform to the relevant regulations on environment health management, and the construction site shall be cleaned before handover. The Contractor shall undertake the loss and penalties caused by its own or violating relevant regulations.

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7.2      Other tasks agreed to be done by the Contractor and expense bearing: If the Contractor fails to complete the work stipulated in the Special Clause 7.1 and causes loss to the Employer, the Contractor shall compensate the loss to the Employer. During construction, the Contractor shall protect the completed sub-work, if the sub-work is damaged, the Contractor shall undertake all the consequences and repair the sub-work as per the original quality standards at its own expense. From the project completion acceptance to the project handover, the Contractor shall be responsible for the maintenance and management of the project, and the incurred responsibilities and relevant expenses shall be undertaken by the Contractor (relevant expenses have been included in the quotation list); during the period, any loss to the completed project caused by the improper management of the Contractor shall be the responsibilities of the Contractor.

III. Responsibilities and Authorities of the Project Management Staff

8	Engineer

8.1      The Name of the Engineer Appointed by the Employer: Tang Hongbin

8.2      Name of the Supervising Unit: Chengdu Huashi Lixin Construction Management Co., Ltd

9	Project Manager

9.1      Name of the Project Manager: ____________; The names and responsibilities of the Project Manager and other site management staffs shall be sent by the Contractor to the Employer in the form of correspondence within five days after the contract is signed. If the Contractor has the need to change the Project Manager and other site management staffs, it shall be approved by the Employer.

IV. Assignment, Subcontract and Designated Subcontract

10	Subcontracting

10.1    Subcontracting Project and Name of the Subcontractors:

⑴.	Subcontracting Project: \ Subcontractors: \

⑵.	Subcontracting Project: \ Subcontractors: \

⑶.	Subcontracting Project: \ Subcontractors: \

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11	Designated Subcontract

11.1    Name of the Designated Subcontracting Project:

⑴.	Designated Subcontracting Project: \

⑵.	Designated Subcontracting Project: \

⑶.	Designated Subcontracting Project: \

V. Construction Preparation Work

12	Construction Organization Design and Progress Plan

12.1    Name of Single Project: foundation, main structure, decoration, doors and windows, roofing and waterproof, water supply and drainage, ventilation and air conditioning, weak current, electricity, fire control outdoor municipal projects (including the walls, municipal power access, municipal water supply and drainage, roads within the wall, building industrial cooling water work, building running water, building sewage treatment work, and all the other projects not in the scope of the construction drawings (not including garden greening, safety supervision equipment, steel structure factory building)).

12.2    The time and requirements for the Contractor to provide the construction organization design and the project schedule: The construction organization design shall be reported 5 days before commencement; the construction organization design and overall construction schedule shall be submitted as per the requirements of the Engineer after the Contractor receives the drawings of the bidding work, and the schedule of the following month shall be submitted before the 25th day of each month, and the schedule of the following week shall be submitted at the weekly engineering regular meeting.

The Confirmation Time for the Engineer: 7 calendar days after the Employer and the Supervisor receive the documents.

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13	Construction Site Preparation

13.1    The boundary, time and sequence agreement of the construction site that the Employer provides to the Contractor: construction site boundary: within the building line; the place out side of the site shall meet the normal traffic of construction machines; time: within 5 days after the contract is signed;

13.2    Expense bearing for the temporary land occupation and release outside the building line: As per the construction organization and design approved by the Employer and the Supervisor, temporary land use application outside the building line shall be raised to the Employer. After the agreement of the Employer, the Contractor shall submit application to relevant government authorities, complete relevant formalities, and bear the expenses at its own cost.

VI. Commencement, Completion, Construction Period and Shutdown

14	Construction Period and Delay

14.1    Commencement Date: April 15th, 2013 (Subject to the approved commencement report)

Completion Date: March 25, 2014

Construction Period Agreement: the contract period shall be calculated from the date when the Contractor receives the commencement report approved by the Supervisor Engineer to the day when the project passes the acceptance of the quality inspection authorities and the completion is filed.

Total calendar days of construction period: 340

Single project construction period agreement: included in the total construction period.

14.2    Delay loss compensation fees and limit agreement: if the project is delayed by one day, RMB 5,000 Yuan shall be fined, but the amount shall not exceed 1% of the contract amount, and the amount shall be deducted by the Employer in the due project amount.

VII. Supply of materials and equipment

15	Materials and Equipment to be supplied by the Employer

15.1    The list of the material and equipment supplied by the Employer: water chilling unit 165RT, diesel generating set 250KW, (the Contractor shall be responsible for the transportation and installation and debugging expenses of the sets).

15.2    The settlement methods of the materials and equipment supplied by the Employer:        \

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16	Procurement of Materials and Equipment to be Purchased by the Contractor

16.1    The following materials shall be appointed by the Employer for the manufacturer and brands, and the Contractor shall procure the above at its own cost:    \

16.2    The materials and equipment which are not listed above shall be purchased by the Contractor as per the sample determined by the Employer, and the Contractor shall determine the supplier at its own choice and follow the following requirements:

(1)	All the materials (including semi-finished products and finished products) that form the permanent project must conform to the relevant requirements and regulations of construction project quality management, and shall be the completely brand new qualified materials agreed by the Supervisor Engineer and approved by the Employer. Before the order, procurement and processing of these materials, the Contractor shall get the agreement of the Supervisor Engineer and the Employer, and, if necessary, shall attach the samples of the materials and the relevant instructions of the materials and their use.

(2)	Without the agreement of the designer, the Supervisor Engineer and the Employer, no substitute materials shall be used.

(3)	The Supervisor Engineer's approval on the source of the sample material and the inspection quality does not mean that all the materials of the materials have been approved and qualified, and does not militate against that the Supervisor Engineer rejects to use this kind of material in the first seven days in use (applicable when the material is found unqualified).

(4)	In selecting the suppliers of commercial concrete, masonry materials, decoration materials, equipment and the like major materials and equipment, the Contractor shall supply at least three suppliers of sound reputation, and report the above to the Designer, the Supervisor and the Employer for joint approval before the materials enter the site.

17	Inspection of Materials and Equipment

17.1    The Agreement of the Inspection Expense:

⑴.       The materials and equipment whose inspection expenses shall be undertaken by the Contractor: inspection expenses of all the materials and equipment on site

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⑵.       The materials and equipment whose inspection expenses shall be undertaken by the Employer :    \

VIII. Quality, Security and Civilized Construction

18	Project Quality and Inspection

18.1    Quality standard of the Project: See the Agreement

18.2    Project commissioning expense and expense bearing: see the general conditions

IX. Contract Price, Project Quantities and Project Payment

19	Total contract price

19.1    The contract price in the project:

Currency: RMB

Total Signed Contract Price (in words): thirty two million RMB Yuan (the project price that the Employer pays to the Contractor shall be subject to the settlement price.)

(in figures): 32,000,000 (the project price that the Employer pays to the Contractor shall be subject to the settlement price.)

Project Unit Price: □ For the details, please see the quotation bill of quantities or the budget statement (no-bidding project).

19.2    The manner for confirming the contract price:

19.3    Fixed unit price contract shall be adopted, and when incidents without the contract price risk scope happens, the calculation methods of the expenses shall be as follows:

1.      When the abnormal price fluctuation of the materials and equipment caused by state polices exceeds 1% or above of the total contract price, the exceeding part can be adjusted. The special adjustment methods are:

               \

□2.      Both parties agree that when the material price fluctuation in the following table exceeds the agreed range for various reasons, the project unit price forming the contract price can be adjusted as per the methods in the table.

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No.	Name and Specification of the Material	Unit	The agreed price change range %	Adjustment Method	Remarks
\	\	\	\	\	\

3.    Others:                    \

When adjustable unit price contract is adopted, the contract price adjustment methods agreed by the Employer and the Contractor are:

¨                                 \

19.4    Names and provisional prices of the provisional price material and equipment:            \

19.5    The final determination methods of the provisional price: the Employer will choose three or above supplier, but the final supplier and supply price shall be determined by open bidding.

19.6    Names and provisional sum of the provisional sum project:                    \

19.7    The final determination of the provisional sum: \

19.8    If the Contractor rejects to contract the provisional sum project at the price determined by Clause 27.10, the Employer will organize new bidding to determine the subcontractor of the that project, and the subcontractor shall sign subcontracting contract with the Contractor.

19.9    The project adopts fixed unit price method and lump sum total price manner for settlement, and the total price is thirty two million Yuan cap. The total contract price shall include the Safe and Civilized Construction Measure Expenses listed in Part VI of the contract. But the contract fluctuation caused by what is described in 19.10 can be calculated additionally.

19.10  After the Contract is signed, if there are design changes or other on-site changes which requires project quantity increase, the unit price shall calculated as per the corresponding unit price approved in the project budget statement. If there is no unit price in the project budget statement, please see the corresponding treatment methods in 30.7 and 31.1 of the general conditions. The Contractor shall prepare a quantity and price change application form and define the unit price and project quantity changes in the above form, send the form to the Employer for approval. Then construction can be started and this cost increase can be included in the project settlement.

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20	Confirmation of project quantities

20.1    The project quantity calculation rules adopted in the project:

■Code of valuation with bill quantity of construction works Construction Project Quantity Valuation Specifications (GB50500-2008) and 2009 Sichuan Province Pricing Quota of Bill of Quantities in Construction Project, and relevant supporting documents;

21	Project payment

21.1    The time that the Employer pays advance to the Contractor: See the Supplemental Agreement

The amount of the advance that the Employer pays to the Contractor: See the Supplemental Agreement

21.2    The deduction point of project advance payment deduction:                 \

The deduction percentage of project advance payment deduction:                 \

21.3    The time interval and requirements for completing interim settlement and payment: see the Supplemental Agreement

21.4    The lowest amount for interim payment: see the Supplemental Agreement

X. Project Alteration

22	The determination of the contract price alteration

22.1    Project quantity alteration degree: determined as per the site conditions

The unit project price determination method of the increased project quantity: negotiated additionally

The unit project price determination method of the decreased project quantity: negotiated additionally

The determination method of the altered price, if there is no applicable or similar project unit price for the altered project in the contract: negotiated additionally

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XI. Completion Acceptance and Settlement

23	Acceptance upon Project Completion

23.1    The agreement for the Contractor to provide completion materials: within two months after the completion acceptance, the Contractor shall submit completion materials in duplicate to the archives for filling;

23.2    Agreement on single project completion acceptance: foundation work, main work, elevator, fire control.

XII. Default, Claim and Disputes

24	Default

24.1         The Employer’s default responsibility agreement on the case that the Employer completely suspends the project continuously for 30 days or above, as is stipulated in the General Condition 18.4: As per the General Conditions, and the Employer shall compensate the loss of the Contractor during suspension period.

The Employer’s default responsibility agreement on the case that the Employer fails to pay the project advance to the Contractor on time, as is stipulated in General Condition 29: As per the General Conditions

The Employer’s default responsibility agreement on the case that the Employer fails to pay the project progress payment to the Contractor on time, as is stipulated in General Condition 29: As per the General Conditions

The Employer’s default responsibility agreement on the case that the Employer fails to pay the project completion settlement payment to the Contractor on time, as is stipulated in General Condition 33.5: As per the General Conditions

2. Other agreements of the Employer’s default:           \

24.2 The Contractor’s default responsibility agreement on the case that the Contractor fails to complete the project on time, as is stipulated in General Condition 19: See Special Conditions 14

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The Contractor’s default responsibility agreement on the case that the project quality fails to reach the quality standards agreed by the contract, as is stipulated in General Condition 23.1: the project shall be corrected as per relevant quality standards until the acceptance specifications are satisfied, and the incurred expenses shall be undertaken by the Contractor; if any loss is caused to the Employer, the Contractor shall bear corresponding compensation responsibilities. Other agreements on the Contractor’s default: if the Contractor fails to perform the contract clauses or does not perform its responsibilities as per the contract agreement, which thus influence the progress, quality or security, through the mutual communication between the Employer and the Contractor, the Employer will give written notice, and if the Contractor fails to perform correction or give reasonable solutions in time, the Employer can suspend the project payment; if necessary, the Employer can terminate the contract unilaterally and select new construction units, and the Contractor shall compensate the corresponding losses to the Employer.

25	Disputes

25.1    The Agreement on Disputes Solving:

⑴.	Legal proceedings can be instituted at the local people's court.

XIII. Force Majeure

26	Force Majeure

26.1    Other force majeure agreed by the Employer and the Contractor:

⑴.       Earthquake above magnitude 6;

⑵.      Strong wind above force 8;

⑶.       Continuous precipitation for 24 hours and the precipitation over 180 mm or above;

⑷.      High temperature weather over 40 °C or above for 2 days;

⑸.       Miscellaneous: War, riots, falling of flying objects or other explosions or fires which are not caused by the Employer or the Contractor, and etc.

XIV. Insurance and Guarantee

27	Project Insurance

27.1    Project insurance agreed by the Employer and the Contractor:

(1)      Insurance to be covered by the Employer: See the General Conditions

(2)      Insured items processed by the Contractor under the entrusting of the Employer: See the general conditions

(3)      The Contractor’s Insurance Contents: Migrant worker comprehensive insurance, accident insurance

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28	Project Guarantee

28.1    Performance guarantee amount: 10% of the contract price

Security for payment amount: 10% of the contract price

28.2    Guarantee Manner and other Guarantee Agreements: bank guarantee

XV.    Taking Effect, Termination, and Dissolution of Contract

The contract shall take effect after the signing and stamping of both parties.

29	Number of contract originals

29.1    Copies of the subcontract: Eight Copies in total, Four Copies each party

Contract Keeping Units: The Employer and the Contractor

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Part IV. Project Quality Defect Warranty Certificate

The Employer (Full Name): Measurement Technology (Chengdu) Ltd.

The Contractor (Full Name): China Huashi Enterprises Company Limited

To guarantee the normal use of Western Research and Development Production Base of Measurement Specialties Inc. (project name) within reasonable service life, the Employer and the Contractor sign the Project Quality Defect Warranty Certificate by consensus as per Construction Law of the People’s Republic of China; Contract Law of People's Republic of China, Construction Project Quality Management Regulations and Shenzhen Special Economic Zone Construction Project Quality Management Regulations. The Contractor shall undertake the project quality defect warranty responsibilities within the quality defect warranty period as per relevant regulations and the agreement of both parties.

Project Quality Defect Warranty Scope

Quality Defect Warranty Scope

The quality defect warranty scope include the foundation main structure work, roofing and waterproofing work, anti-seepage engineering for bathroom/rooms and external walls with waterproofing requirements, electric pipeline work, water supply and drainage work, equipment installation work, heat supply and cold supply system work, decoration project and other projects agreed by both parties:

As for the specific project quality defect warranty scope, both parties reach the following agreement: as per the contract scope.

I. Project Quality Defect Warranty Period

The quality defect warranty period shall be calculated from the completion acceptance day of the project. As for the project for single completion acceptance, the quality defect warranty period shall be calculated by single project.

Both parties reach the following agreement on the project quality defect warranty period:

□ Found work, main structure work shall have the reasonable service life defined by the design documents;

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□ Roofing waterproofing work, and anti-see page engineering for bathroom/rooms and external walls with waterproofing requirements shall have a warranty period of 5 years (at least 5 years);

□ Electric pipeline work, water supply and drainage work, and equipment installation work shall have a warranty period of 2 years (at least 2 years);

□ Heat supply and cold supply system work shall have a warranty period of 2 heat supply period and cold supply periods (at least 2);

□ Decoration project shall have a warranty period of 2 years;

□ The warranty period of other projects shall be as per the agreement;

II. Project Quality Defect Warranty Responsibilities

1	For the project within the warranty scope, within the warranty period, the Contractor shall send staff for repair within 72 hours after receiving the warranty notice. If the Contractor does not send people for repair within the agreed period, the Employer can authorize other people for repair, and the expenses shall be deducted from the warranty amount.

2	For urgent accident, the Contractor shall go to the accident site to conduct repairing once receiving accident notice.

III. Project Quality Defect Warranty Expense

Project quality defect warranty expenses and relevant compensation liabilities shall be undertaken by the party which causes the quality defects.

Project quality defect warranty manner

Project quality defect warranty manner can adopt the following manner:

Project Quality Defect Warranty Amount See the Supplemental Agreement

Currency: RMB

Amount (in words):               \                            Yuan

(in figures):                   \                       Yuan

Quality Defect Warranty Amount Bank Rate:

□ Project quality guarantee warranty

□ Insurance of project quality:

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IV. Payment of Project Quality Defect Warranty Amount

When project quality defect warranty amount manner is adopted, within the 14th day of the second year after the completion acceptance of the project, the Employer will pay the residual project quality defect warranty amount to the Contractor, and this dose not exempt the Contractor’s warranty responsibilities within the guaranty period.

V. Others

Other project quality defect warranty requirements agreed by the Employer and the Contractor:

The Project Quality Defect Warranty Certificate, as the construction contract attachment, will be signed jointly by the Employer and the Contractor.

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Part V Supplemental Agreement

The Employer: Measurement Technology (Chengdu) Ltd.

The Contractor: China Huashi Enterprises Company Limited

After several friendly negotiations of both parties, both parties make the following adjustments for the construction contract clauses (including the Agreement, General Conditions, Special Conditions and Supplemental Conditions) of Western Research and Development Production Base of Measurement Specialties Inc, and if the above-mentioned clauses conflict with the clauses of the agreement, the content in the agreement shall govern:

I. Total Contract Project Price:

As per the special conditions

II. Contract Scope:

See the Agreement

III. Payment Term

1.	The advance payment, 10% of the total contract price, shall be paid within 5 days after the contract is signed. This 10% advance payment includes all the advance payments states in Part VI Safe and Civilized Construction Measure Expenses Payment Agreement in the contract.

2.	The material preparation payment, 10% of the total contract price, shall be paid within 5 days after the contractor started the construction.

3.	After the foundation work is completed, the Contractor shall report the total project quantities completed in the last month on the 3rd day of each month, and after the signing and approval of the Supervision Company’s engineer, the Employer shall pay 90% of the total project quantities completed in the last month on the 10th day of each month, but the amount paid by month shall not exceed 55% of the total contract price, and the exceeding part shall be settled in the ceiling settlement.

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4.	5% of the total contract price shall be paid within 5 days after the ceiling acceptance.

5.	10% of the total contract price shall be paid within 5 days after the decoration acceptance.

6.	5% of the total contract price shall be paid within 5 days after the completion acceptance.

7.	95% of total contract price shall be paid and settled within 5 days after the settlement is completed.

8.	5% of the total settlement contract price is the project warranty amount. One year after completion, the Employer shall pay 2% of the warranty amount within 5 days on the condition that the Contractor completes all the warranty work during this period; Two years after completion, the Contractor shall pay 3% of the warranty amount within 10 days on the condition that the Contractor completes all the warranty work during this period; if the contractor does not perform or is not fit for performing the warranty responsibilities, and the Employer pays the warranty expenses to other parties who performed the relevant warranty works, the Employer shall have the right to deduct the corresponding amount from the warranty amount without the consent of the Contractor.

9.	The terms listed in the above clauses shall be paid as per the contract agreement after the invoice received.

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Employer (Stamp):	Contractor (Stamp):

Legal representative (signature or seal):	Legal representative (signature or seal):

___DD___MM___YY	___DD___MM___YY

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Part VI Safe and Civilized Construction Measure Expense Payment Agreement

The Employer: Measurement Technology (Chengdu) Ltd.

The Contractor: China Huashi Enterprises Company Limited

As per Contract Law of People's Republic of China, Construction Law of the People’s Republic of China, Sichuan Province Construction Project Safe and Civilized Construction Measure Expense Valuation Management Methods (CJF 2011 No.6) and other laws and administrative laws, on basis of equality, volunteering, honesty and trustworthiness, both parties have reached the following agreement on the safe and civilized construction measure expense payment of Western Research and Development Production Base of Measurement Specialties Inc. project.

1      Calculation and Collection Method

1.1   The safe and civilized construction measure part of the project takes the fixed labor cost rate of the bill of quantities by division and by work as the rate calculation basis, and the rate shall be collected as per the stipulations of Sichuan Province Construction Project Safe and Civilized Construction Measure Expense Valuation Management Methods (CJF 2011 No.6) ..

1.2   As per the quotation of the bill of quantities in Contractor’ bidding document, the basic contract price of the safe and civilized construction measure expenses in the project shall be 875,000 RMB Yuan (in words: eight hundred and seventy five thousand Yuan), and the final amount shall be subject to the project completion settlement.

1.3   In project completion settlement, the safe and civilized construction measures expenses shall be calculated as per the rate determined by the Safe and Civilized Construction Measure Evaluation and Rate Determination Table issued by Chengdu City Construction Project Security Supervision Bureau.

2 Payment and Use

2.1   Within 7 days after the contract is signed, the Employer shall pay 60% of the safe and civilized construction measure basic expense advance, namely, 52.5 ten thousand Yuan (in capitals: five hundred and twenty five thousand Yuan), and the other expenses shall be paid by the project progress as per the contract agreement.

2.2   The Contractor shall guarantee the safe and civilized construction measure expense is used for fixed purpose, namely for the civilized construction, safe construction and temporary facility construction in the project.

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3.     Others

3.1   The matters not mentioned in the agreement shall be negotiated additionally by both parties.

3.2   The Agreement shall take effect after the signing and stamping of both parties.

Employer: (Stamp)	Contractor: (Stamp)

Legal representative	Legal representative

Or the Authorized Representative:	Or the Authorized Representative:

Date:	Date:

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